                                                                     EXHIBIT 2.1





                            STOCK PURCHASE AGREEMENT
                                     BETWEEN
                          AMERICAN PSYCH SYSTEMS, INC.
                                       AND
                           PRINCIPAL HEALTH CARE, INC.





                         Dated as of September 26, 1997

                                TABLE OF CONTENTS

1.    DEFINITIONS............................................................1
      1.1.  Certain Defined Terms............................................1

2.    PURCHASE AND SALE; CLOSING.............................................2
      2.1.  Purchase and Sale................................................2
      2.2.  Purchase Price...................................................2
      2.3.  Capitated Beneficiary Adjustment.................................3
            2.3.1 Capitated Beneficiary Adjustment...........................3
            2.3.2 Offset for New Enrollment..................................5
            2.3.3 Effect of Certain Terminations.............................6
            2.3.4 Payment of Capitated Beneficiary Adjustment................6

3.    REPRESENTATIONS AND WARRANTIES OF SELLER...............................7
      3.1.  Organization and Good Standing...................................7
      3.2.  Subsidiaries.....................................................8
      3.3.  Articles of Incorporation and Bylaws.............................8
      3.4.  Capitalization...................................................8
      3.5.  Ownership of Company Shares......................................8
      3.6.  Directors, Officers and Employees................................8
      3.7.  Authority........................................................9
      3.8.  Non-Contravention................................................9
      3.9.  Consents, Approvals and Filings.................................10
      3.10. Litigation and Investigations...................................10
      3.11. Pension and Benefit Plans.......................................11
      3.12. Authorizations and Licenses.....................................11
      3.13. Fraud and Abuse.................................................12
      3.14. Books and Records...............................................12
      3.15. Financial and Accounting Matters................................12
      3.16. Intentionally Omitted...........................................13
      3.17. Operations in the Ordinary Course; No Material Adverse
            Changes.........................................................13
      3.18. Taxes...........................................................13
      3.19. Assets..........................................................15
      3.20. Real Property and Leases........................................15
      3.21. Contracts.......................................................16
      3.22. Seller Beneficiaries............................................17
      3.23. Intentionally Omitted...........................................17
      3.24. Trade Unions....................................................17
      3.25. Compliance with Laws............................................18
      3.26. Company Intellectual Property...................................18
      3.27. Infringement....................................................19
      3.28. Insurance.......................................................19
            3.28.1 Insurance Coverage Generally.............................19
            3.28.2 Status of Insurance Policies.............................19
      3.29  Environmental Matters...........................................19
      3.30. Potential Conflicts of Interest.................................20

                                      (i)

      3.31. WARN Act........................................................20
      3.32. Disclosure......................................................20
      3.33. Bank Accounts...................................................20
      3.34. Investment Representations......................................21
      3.35. Brokers.........................................................21

4.    REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................21
      4.1.  Organization; Good Standing; Due Authorization..................21
      4.2.  Non-Contravention...............................................22
      4.3.  Consents, Approvals and Filings.................................23
      4.4.  Purchaser Common Stock..........................................23
      4.5.  Investment Representations......................................23
      4.6.  Brokers.........................................................24
      4.7.  Certificate of Incorporation and Bylaws.........................24
      4.8.  Capitalization..................................................24
      4.9.  Litigation and Investigations...................................25
      4.10. Authorizations and Licenses,....................................25
      4.11. Books and Records...............................................25
      4.12. Financial and Accounting Matters................................26
      4.13. Intentionally Omitted...........................................26
      4.14. Compliance with Laws............................................26
      4.15. Insurance.......................................................27
      4.16. No Material Adverse Effects.....................................27
      4.17. Hart-Scott-Rodino...............................................27
      4.18. Disclosure......................................................27
      4.19. Defaults........................................................27

5.    ADDITIONAL UNDERTAKINGS AND COVENANTS.................................28
      5.1.  Representation on Purchaser's Board of Directors................28
      5.2.  Pre-emptive Rights In Certain Events,...........................29
      5.3.  Transfer of Purchaser Common Stock; Registration Rights.........31
      5.4.  Intentionally Omitted...........................................31
      5.5.  Assignment and Assumption of Pre-Closing Retained
            Liabilities and Assignment of Accounts Receivable, Cash.........31
      5.6.  Intercompany Liabilities and Contracts..........................32
      5.7.  Intentionally Omitted...........................................33
      5.8.  Further Assurances,.............................................33
      5.9.  Access..........................................................33
      5.10. Tax Matters Agreement...........................................34
      5.11. Executive Services..............................................34
      5.12. Insurance.......................................................34
      5.13. Other Agreements................................................34

6.    INTENTIONALLY OMITTED.................................................34

7.    THE CLOSING...........................................................34
      7.1.  The Closing,....................................................34

                                      (ii)

      7.2.  Deliveries by Seller to Purchaser...............................34
      7.3.  Deliveries by Purchaser to Seller...............................36

8.    EMPLOYEES AND EMPLOYEE BENEFIT MATTERS................................37
      8.1   Employment of New Employees.....................................37
      8.2.  Establishment of Employee Benefit Plans.........................38
      8.3.  Required Documentation..........................................38
      8.4.  Reservations of Rights to Purchaser.............................38

9.    INDEMNIFICATION.......................................................39
      9.1.  Indemnification.................................................39
      9.2.  General Indemnification Procedures..............................40

10.   INTENTIONALLY OMITTED.................................................41

11    MISCELLANEOUS PROVISIONS..............................................41
      11.1. Survival of Representations, Warranties, Covenants and
            Agreements......................................................41
      11.2  Entire Agreement; Amendments....................................41
      11.3. Schedules and Addenda...........................................42
      11.4. Headings; Certain Rules of Construction.........................42
      11.5. Notices.........................................................42
      11.6. No Waiver.......................................................43
      11.7. Successors; Assignment..........................................43
      11.8. No Third-Party Beneficiaries....................................44
      11.9. Intentionally Omitted...........................................44
      11.10 Announcements...................................................44
      11.11 Counterparts....................................................44
      11.12 Severability....................................................44
      11.13 Governing Law...................................................44
      11.14 Confidentiality.................................................45
      11.15 Specific Performance............................................46
      11.16 Other Definitional Provisions...................................46
      11.17 Expenses........................................................46



                                     (iii)

EXHIBITS


A.          Service Agreement
B.          Stockholder Amendment
C.          Registration Rights Agreement
D.          Liabilities Assignment
E.          Receivables Assignment
F.          Tax Matters Agreement
G.          Executive Services Agreement
H.          Sublease Amendment
I.          Intentionally Omitted
J.          Seller's Opinion
K.          Purchaser's Opinion



SCHEDULES


2.3         Original HMO Subsidiaries
3.1         Organization and Good Standing
3.2         Subsidiaries
3.6         Directors, Officers and Employees
3.8         Non-Contravention
3.9         Company Consents, Approvals and Filings
3.10(a)     Litigation and Investigations
3.12        Company Authorizations and Licenses
3.15        Company Financial and Accounting Matters
3.17        Operations in the Ordinary Course
3.18(a)     Taxes
3.18(b)     Certain Tax Matters
3.18(c)     Tax Returns; Tax Information
3.20(b)     Real Property and Leases
3.21(a)     Material Contracts
3.21(b)     Executed Contracts
3.22        Seller Beneficiaries
3.24        Trade Unions
3.25        Company Compliance With Laws
3.26        Company Intellectual Property
3.27        Infringement
3.28        Insurance
3.29(a)     Environmental Matters
3.29(b)     Permits
3.30        Potential Conflicts of Interest
3.33        Bank Accounts
3.35        Brokers
4.3         Purchaser Consents, Approvals and Filings
4.8(b)      Options, Warrants and Antidilutive Rights
4.9         Litigation and Investigations

                                      (iv)

4.10        Purchaser Authorizations and Licenses
4.12        Purchaser Financial and Accounting Matters
4.14        Purchaser Compliance With Laws
4.15        Insurance
5.12        Tail Policy
7.2(c)      Material Consents, Approvals, Waivers, Authorized Filings and
            Notices of Seller
7.3(j)      Material Consents, Approvals, Waivers Authorizations, Filings and
            Notices of Purchaser
8.2         Assumed Seller Plan Obligations
I-A         PML Agreements
II-A        Capitated Beneficiary Adjustment


ADDENDUM


Addendum I - Definitions


                                      (v)

                            STOCK PURCHASE AGREEMENT



            THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of September 26, 1997, between AMERICAN PSYCH SYSTEMS, INC., a Delaware corporation ("PURCHASER"), and PRINCIPAL HEALTH CARE, INC., an Iowa corporation ("SELLER") and a wholly owned subsidiary of Principal Mutual Life Insurance Company, an Iowa mutual insurance company ("PARENT").

            WHEREAS, Seller owns all of the issued and outstanding shares of common stock, par value $1.00 per share (the "COMPANY COMMON STOCK"), of Principal Behavioral Health Care, Inc., an Iowa corporation (the "COMPANY");

            WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, all of the issued and outstanding Company Common Stock (the "COMPANY SHARES");

            WHEREAS, in connection with Purchaser's acquisition of the Company Shares, Purchaser, Seller, the Company and the Original HMO Subsidiaries wish to enter into a service agreement in the form attached as Exhibit A hereto (the "SERVICE AGREEMENT") pursuant to which the Company will administer mental health benefits for Seller and the Original HMO Subsidiaries as set forth therein; and

            WHEREAS, a substantial portion of the value to Purchaser of purchasing the Company Shares is in continuing to provide mental health benefits to the Capitated Members enrolled by the Original HMO Subsidiaries on the date hereof and covered by the Service Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereby agree as follows:



1.    DEFINITIONS

      1.1.  CERTAIN DEFINED TERMS.

      For purposes of this Agreement, certain capitalized terms used in this Agreement shall have the meanings set forth in ADDENDUM I attached hereto, except as otherwise expressly provided herein.

2.    PURCHASE AND SALE; CLOSING

      2.1.  PURCHASE AND SALE.

      On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, at the Closing, the Company Shares.

      2.2.  PURCHASE PRICE.

      (a) The aggregate purchase price for the Company Shares (the "PURCHASE PRICE") is (1) $7,000,000 in cash (the "CASH PURCHASE PRICE"), and (ii) 2,705,182 shares of common stock, par value $.001 per share, of Purchaser (the "PURCHASER COMMON STOCK"). Subject to the terms and conditions hereof, at the Closing (1) Seller shall deliver to Purchaser (x) a certificate representing the Company Shares, duly endorsed in blank or with a duly executed stock power attached thereto and (y) a wire transfer to an account designated by Purchaser in writing prior to the Closing Date in the amount of the aggregate accumulated vacation leave of New Employees through the Closing Date as set forth on
SCHEDULE 8.2 hereto and (2) Purchaser shall deliver to Seller (A) a wire transfer to an account designated by Seller in writing prior to the Closing Date in the amount of the Cash Purchase Price and (B) a stock certificate or certificates representing the Purchaser Common Stock to be delivered to Seller pursuant to this SECTION 2.2(A) registered in the name of Seller.

      (b) All real and personal property taxes, sales and use taxes, payroll and payroll taxes, rents, insurance, fuel, utility and other similar expenses and charges shall, except to the extent they are Pre-Closing Retained Liabilities, be prorated as of 12:01 a.m. (local time) on the Effective Date. Seller shall be responsible for all such expenses and charges allocable to all times up to but not including the Effective Date, and the Company shall be responsible for all such expenses and charges allocable to all times on and after the Effective Date. Administrative fees received by the Company (other than from PHC or any HMO Subsidiary) prior to the Closing that relate to services to be provided by the Company both before and after the Effective Date shall also be prorated with the Company being entitled to payment of the portion of such fees attributable to the period after the Effective Date.

      (c) On a mutually agreeable date no later than 90 days following the Closing (the "ADJUSTMENT CLOSING"), Purchaser and Seller shall determine in good faith the prorations and allocations described in subparagraph (b) above, Purchaser or Seller, as appropriate, shall reimburse the other at the Adjustment Closing to reflect such prorations and allocations as well as for any other amounts received by one party and which the other party is entitled to pursuant to the terms of this Agreement. If Purchaser and Seller cannot resolve any dispute relating to amounts to be paid at the Adjustment Closing within twenty
(20) days prior to the proposed Adjustment Closing, the matter shall be resolved by the Accounting Arbiter, whose determination shall be final and binding on the parties. The fees and expenses of the Accounting Arbiter shall be shared equally by Seller and Purchaser.

      2.3.  CAPITATED BENEFICIARY ADJUSTMENT.

      2.3.1 CAPITATED BENEFICIARY ADJUSTMENT. Subject to SECTIONS 2.3.2, 2.3.3 and 2.3.4 hereof:

            (a) If the Service Agreement is terminated with respect to any HMO Subsidiary or Operating Unit pursuant to SECTION 15.2.3 thereof, no CBA payment shall be due or payable by Seller with respect to such termination.

            (b) If the Service Agreement is terminated pursuant to SECTION 15.2.4(A) thereof, Seller shall pay Purchaser 50% of the CHA with respect to the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the names of the Original HMO Subsidiaries that are parties to the Service Agreement immediately prior to such termination.

            (c) If the Service Agreement is terminated pursuant to SECTION 15.2.6(A), L5.2.6(C), or 15.2.4(C) thereof, Seller shall pay Purchaser 100% of the CBA with respect to the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the names of the Original HMO Subsidiaries that are parties to the Service Agreement immediately prior to such termination.

            (d) If the Service Agreement is terminated with respect to any Original HMO Subsidiary or Original Operating Unit pursuant to SECTION 15.2.6(B) thereof, Seller shall pay Purchaser 100% of the CBA with respect to the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the name of such Original HMO Subsidiary or Original Operating Unit; provided, however, that if, contemporaneously with any such termination (i) the acquiror offers to enter into (or to cause such Original HMO Subsidiary to enter into) a service agreement with Purchaser or the Company with respect to the Capitated Members of such Original HMO Subsidiary or Original Operating Unit as to whom the Service Agreement is then being terminated, on terms substantially identical to those contained in the Service Agreement relating to such Capitated Members, then no CBA shall be payable by Seller with respect to such termination or(ii) the acquiror or such Original HMO Subsidiary enters into a service agreement (the "NEW SERVICE AGREEMENT") with Purchaser or the Company with respect to any or all of the Capitated Members of such Original HMO Subsidiary or Original Operating Unit as to whom the Service Agreement is then being terminated and such New Service Agreement involves services to be provided by Purchaser or the Company comparable to those services provided by the Company under the Service Agreement in respect of such Capitated Members, then (x) if the monthly capitation payments payable under the New Service Agreement with respect to such Capitated Members (the "NEW CAPITATION PAYMENTS") equal or exceed the monthly Capitation Payments payable under the Service Agreement with respect to such Capitated Members (the "OLD CAPITATION PAYMENTS"), no CBA shall be due or payable by Seller with respect to such termination and (y) if the New Capitation Payments are less than the Old Capitation Payments, Seller shall pay Purchaser an amount equal to the lesser of (A) the CBA payment provided for above in this clause (d) with respect to such termination, (B) if the number of such Capitated Members covered by the New Service Agreement is equal to or less than the number of

      Capitated Members set forth on Schedule 2.3 hereto opposite the name of such Original HMO Subsidiary or Original Operating Unit, the excess of the then present value (calculated using a interest rate of 10% per annum compounded quarterly) of the aggregate Capitation Payments that would have been payable under the Service Agreement over its remaining term with respect to such Capitated Members over the then present value (calculated in the same manner) of the aggregate capitation payments payable under the New Service Agreement over the same period with respect to such Capitated Members (such excess being hereinafter referred to as the "EXCESS PRESENT Value") and (C) if the number of such Capitated Members covered by the New Service Agreement is more than the number of Capitated Members set forth on Schedule 2.3 hereto opposite the name of such Original HMO Subsidiary or Original Operating Unit, an amount equal to the product of the Excess Present Value multiplied by a fraction, the numerator of which is equal to the number of Capitated Members so set forth on SCHEDULE 2.3 hereto and the denominator of which is equal to the number of Capitated Members so covered by the New Service Agreement.

            (e) If the Service Agreement is terminated pursuant to SECTION 15.2.4(B) thereof, Seller shall pay Purchaser 100% of the CM with respect to the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the name of such Original HMO Subsidiary or Original Operating Unit.

            (f) If (i) the Service Agreement is terminated with respect to any or all of the Capitated Members of any Original HMO Subsidiary pursuant to
      SECTION 4.2.3 thereof, (ii) such Original HMO Subsidiary does not enter into a Subcapitation Arrangement in connection therewith in which either the Company or Purchaser or any Affiliate of either thereof is engaged to provide or administer behavioral health services, and (iii) the number of Capitated Members of such Original HMO Subsidiary covered by the Service Agreement immediately after giving effect to such termination (the "REMAINING CAPITATED MEMBERS") is less than the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the name of such Original HMO Subsidiary, then Seller shall pay Purchaser 100% of the CBA with respect to a portion of the number of Capitated Members set forth on
      SCHEDULE 2.3 hereto opposite the name of such Original HMO Subsidiary equal to the product of such number of Capitated Members multiplied by a fraction, the numerator of which is equal to the lesser of (A) the excess of (x) the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the name of such Original HMO Subsidiary over (y) the number of Remaining Capitated Members and (B) the number of Capitated Members of such Original HMO Subsidiary as to whom the Service Agreement is then being terminated and the denominator of which is the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the name of such Original HMO Subsidiary.

            (g) If the Service Agreement is terminated pursuant to SECTION
      15.2.5 thereof, Seller shall pay Purchaser 125% of the CBA with respect to the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the names of the Original HMO Subsidiaries that are parties to the Service Agreement immediately prior to such termination.

            (h) If the Service Agreement is terminated with respect to any Original HMO Subsidiary or Original Operating Unit pursuant to SECTION
      15.2.2 thereof, Seller shall pay Purchaser 125 % of the CBA with respect to the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the name of such Original HMO Subsidiary or Original Operating Unit.

            (i) Except as specifically provided herein, in the event of a termination of the Service Agreement, neither Seller nor any HMO Subsidiary or Operating Unit shall have any obligation or responsibility to pay any Capitated Beneficiary Adjustment.

      2.3.2. OFFSET FOR NEW ENROLLMENT. Notwithstanding anything to the contrary set forth in this Agreement, if (a) the Service Agreement is terminated with respect to any Original HMO Subsidiary (or part thereof) or Original Operating Unit pursuant to SECTION 15.2.6(B) OR 4.2.3 thereof and any amounts would (but for this SECTION 2.3.2) be payable or have been paid pursuant to SECTION 2.3.1(D) or (F) hereof in respect of such termination and (b) any New Company Business within the meaning of clause (X) of the definition thereof has been or is acquired by Seller or any HMO Subsidiary within one year before or after such termination, then any Capitated Beneficiary Adjustment that was paid, or that would otherwise be payable, pursuant to SECTION 2.3.1(D) OR (F) hereof (the "TERMINATION PAYMENT") in respect of such termination shall be repaid by Purchaser to Seller or, to the extent not theretofore paid, shall be c; reduced, in each case in an amount (not to exceed the amount of the Termination Payment) equal to the product of the Termination Payment multiplied by a fraction, the numerator of which shall be the number of Capitated Members added to the Service Agreement as a result of such New Company Business who have not yet been deemed to be Capitated Members included on SCHEDULE 2.3 hereto (the "NEW CAPITATED Members") and the denominator of which shall be (1) in the case of a termination under SECTION 15.2.6(B) of the Service Agreement, the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the name of such Original HMO Subsidiary or Original Operating Unit and (ii) in the case of a termination under SECTION 4.2.3 of the Service Agreement, the number of Capitated Members as to whom the CBA payment was or (but for this SECTION 2.3.2) would be made pursuant to SECTION 2.3.1(F) hereof; provided that if any such New Company Business is not acquired until more than ninety (90) days after the date of any such termination of the Service Agreement, the amount to be repaid by Purchaser to Seller shall be reduced by an amount equal to 10% of the Capitation Payments that would have been payable under the Service Agreement (had the termination not taken place) with respect to a number of Capitated Members equal to the number of Capitated Members as to whom the CBA payment was then made pursuant to
SECTION 2.3.1(F) in respect of the period commencing on the ninety first (91st) day following such termination and ending on the date of such acquisition of New Company Business. If any CBA payment is reduced or repaid pursuant to this
SECTION 2.3.2 and (x) the New Company Business was acquired by any Original HMO Subsidiary, the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the name of such Original HMO Subsidiary shall be increased by an amount equal to the number of New Capitated Members applicable to such reduction or repayment and (y) the New Company Business was acquired by a person or entity other than an Original HMO Subsidiary, such person or entity shall be deemed to be an Original HMO Subsidiary having a number of Capitated Members equal to the number of New Capitated Members applicable to such reduction or repayment. New Capitated Members used to offset the Capitated Beneficiary Adjustment as contemplated hereunder shall not constitute New Company Business with respect to which

Purchaser is required to pay a Commission pursuant to SECTION 16.3.1 of the Service Agreement and in the event such a Commission was previously paid, Seller shall return such Commission. Any repayment of CBA by Purchaser to Seller required pursuant to this SECTION 2.3.2 shall be made within ten (10) days following the acquisition of the New Company Business giving rise to such repayment. Notwithstanding anything to the contrary contained herein, in the event that the ASO Members (as defined in the Service Agreement) of Principal Health Care of North Carolina, Inc. ("PHC-NC") become Capitated Members within one year before or after a Termination Payment was paid or would otherwise be payable, then at Seller's option, such Capitated Members shall be deemed to be New Capitated Members, in which case (A) the amount by which such Termination Payment (the "PHC-NC TERMINATION PAYMENT") would otherwise be repaid or reduced pursuant to this SECTION 2.3.2, shall itself be reduced proportionately to reflect the difference between ASO Fees that had been payable for the ASO Members of PHC-NC immediately prior to their becoming Capitated Members and the Capitation Rate payable for the Capitated Members of PHC-NC immediately thereafter, and (B) in the event any CBA payment ever becomes payable for any reason pursuant to SECTION 2.3 in respect of such Capitated Members of PHC-NC, the amount of such CBA payment shall be reduced to reflect the fact that the PHC-NC Termination Payment was reduced as provided herein.

      2.3.3. EFFECT OF CERTAIN TERMINATIONS. Notwithstanding anything to the contrary set forth in this Agreement (i) if the Service Agreement is terminated as to any Original HMO Subsidiary, no separate payment shall be required under
SECTION 2.3.1 hereof with respect to any Original Operating Units that are part of such Original HMO Subsidiary, (ii) upon any termination of the Service Agreement as to less than all of the Capitated Members of any Original HMO Subsidiary or Original Operating Unit (including, without limitation, a termination pursuant to SECTION 4.2.3 thereof), the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the name of such Original HMO Subsidiary or Original Operating Unit shall be appropriately reduced to reflect the number of such Capitated Members with respect to whom the Service Agreement is then being terminated (it being understood that if the Service Agreement is terminated as to all of the Capitated Members of any Original Operating Unit but not as to all of the remaining Capitated Members of the Original HMO Subsidiary of which such Original Operating Unit is a part, the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the name of such HMO Subsidiary shall be reduced by the number of Capitated Members set forth on SCHEDULE 2.3 hereto opposite the name of such Original Operating Unit), (iii) upon termination of the Service Agreement as to any Original HMO Subsidiary or Original Operating Unit, such Original HMO Subsidiary or Original Operating Unit, as applicable, shall cease to be an Original HMO Subsidiary or Original Operating Unit for any purpose and (iv) following any Change of Control Transaction with respect to any Original HMO Subsidiary or Original Operating Unit, such Original HMO Subsidiary or Original Operating Unit, as applicable, shall cease to be an Original HMO Subsidiary or Original Operating Unit for any purpose.

      2.3.4. PAYMENT OF CAPITATED BENEFICIARY ADJUSTMENT. Payment of any Capitated Beneficiary Adjustment required under SECTION 2.3.1 hereof shall be made on and as of the effective date of the applicable termination of the Service Agreement in a combination of cash and shares of Purchaser Common Stock as provided in SCHEDULE II-A hereto; provided, however, that in no event will Seller ever be required in the aggregate to deliver to Purchaser more than 2,705,182 shares of Purchaser Common Stock (subject to appropriate adjustment in the event of any stock split, stock dividend or other subdivision or combination of the outstanding shares of Purchaser Common Stock). For purposes of calculating the value of Purchaser Common Stock to be delivered by Seller to Purchaser as part of the Capitated Beneficiary Adjustment, the following provisions shall apply:

            (i) if a Current Market Price exists with respect to the Purchaser Common Stock for each trading day in the period beginning on the date that is 30 days prior to the date on which Seller first receives notice of the applicable termination and ending on the date that is 20 days prior to such date (the "CALCULATION PERIOD"), then each share of such Purchaser Common Stock shall be valued for purposes of such delivery at the average Current Market Price during such Calculation Period; and

            (ii) if clause (i) does not apply with respect to a particular delivery of Purchaser Common Stock, each share of such Purchaser Common Stock shall be valued by a Business Valuer at its fair market value as of the date immediately prior to the date of the applicable termination (which valuation shall, other than in the case of a termination pursuant to SECTION 15.2.1, 15.2.5 or 15.2.6(A) of the Service Agreement, assume such termination shall not occur and that the Service Agreement shall otherwise remain in full force and effect until the expiration of its term).

      If Seller shall have sold, transferred or otherwise disposed of any shares of Purchaser Common Stock (the "TRANSFERRED SHARES") in lieu of delivering such Transferred Shares pursuant to the provisions of SCHEDULE II-A hereto, Seller may deliver to Purchaser cash in an amount equal to $1.44 per share (subject to appropriate adjustment in the event of any stock split, stock dividend or other subdivision or combination of the outstanding shares of Purchaser Common Stock) of such Transferred Shares and, upon such payments Seller shall be deemed to have delivered such Transferred Shares to Purchaser for all purposes hereof.

3.    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Purchaser as of the Closing Date that:

      3.1.  ORGANIZATION AND GOOD STANDING.

      Each of Seller, the Company and the Affiliated Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted. The Company is duly qualified and in good standing as a foreign corporation in each other jurisdiction where the nature of its business or the location of its properties requires the Company to be so qualified, except for those jurisdictions where the failure to be so qualified and in good standing would not have a Company Material Adverse Effect, All of the jurisdictions in which the Company is duly qualified and in good standing as a foreign corporation are listed in SCHEDULE 3.1 hereto.

      3.2.  SUBSIDIARIES.

      The Company has no Subsidiaries. Except as set forth in SCHEDULE 3.2 hereto, the Company has no equity or other investment in, nor has the Company guaranteed any indebtedness or the performance of any obligations of, any Person.

      3.3.  ARTICLES OF INCORPORATION AND BYLAWS.

      Seller has heretofore furnished to Purchaser a complete and correct copy of the articles of incorporation and the bylaws of the Company, each as amended or restated and currently in effect, certified as of a recent date (and in any event not more than thirty (30) days prior to the Closing Date), in the case of the articles of incorporation, by the Secretary of State (or comparable governmental authority) of the State of Iowa and in the case of the bylaws, by the Secretary of the Company. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws.

      3.4.  CAPITALIZATION.

      The authorized capital stock of the Company consists of 1,000 shares of Company Common Stock, all of which (i) are issued and outstanding and constitute the Company Shares, (ii) are duly authorized, validly issued; fully paid and non-assessable and (iii) are not subject to preemptive rights created by statute, the Company's articles of incorporation or bylaws or any agreement to which the Company is a party or by which it is bound. No shares of Company Common Stock have been reserved for any purpose or are held as treasury shares. There are no outstanding securities convertible into or exchangeable for Company Common Stock or any other capital stock of the Company and there are no outstanding options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of, or other equity interests in, the Company or obligating the Company to grant, issue or sell any shares of the capital stock of, or other equity interests in, the Company, by sale, lease, license or otherwise.

      3.5.  OWNERSHIP OF COMPANY SHARES.

      All of the Company Shares are owned of record and beneficially by Seller, free and clear of all Encumbrances, Upon delivery of the Company Shares by Seller at the Closing, and payment by Purchaser as herein provided, Purchaser will receive good and valid title to the Company Shares, free and clear of all Encumbrances. The sale of the Company Shares to Purchaser pursuant to this Agreement are exempt from the registration requirements of the Securities Act and from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws.

      3.6.  DIRECTORS, OFFICERS AND EMPLOYEES.

      SCHEDULE 3.6 hereto lists all current directors, officers and employees of the Company, showing each such person's name, position with the Company, and cash compensation payable by the Company with respect to the current fiscal year.

      3.7.  AUTHORITY.

      Each of Seller, the Company (solely as to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment) and the Affiliated Parties, as applicable, has the requisite corporate power and authority to execute and deliver (a) this Agreement, (b) each of the Service Agreement, the Tax Matters Agreement, the Registration Rights Agreement, the Receivables Assignment, the Liabilities Assignment, the Executive Services Agreement and the Sublease Amendment (collectively, the "RELATED AGREEMENTS") and (c) all other Documents executed or delivered on the Closing Pate pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, each of the Related Agreements, and all other Documents executed or delivered on the Closing Date pursuant to this Agreement by Seller, the Company (solely as to did Liabilities Assignment, the Receivables Assignment and the Sublease Amendment) and the Affiliated Parties, as applicable, the performance by Seller, the Company (solely as to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment) and the Affiliated Parties, as applicable, of their obligations hereunder and thereunder, and the consummation by Seller, the Company (solely as to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment) and the Affiliated Parties, as applicable, of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary actions on the part of Seller) the Company and the Affiliated Parties, as applicable, none of which actions have been modified or rescinded and all of which actions remain in full force and effect, and no other corporate proceedings on the part of Seller, the Company (solely as to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment) or the Affiliated Parties, as applicable, are necessary to authorize this Agreement, each of the Related Agreements or any other Documents executed or delivered on the Closing Date pursuant to this Agreement, to .perform their obligations hereunder and thereunder, or to consummate the transactions contemplated hereby and thereby. Each of this Agreement, each of the Related Agreements and all other Documents executed or delivered on the Closing Date pursuant to this Agreement has been duly executed and delivered by a duly authorized officer of each of Seller, the Company (solely as to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment) and the Affiliated Parties, as applicable, and constitutes the legal, valid and binding obligation of Seller, the Company (solely as to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment) and the Affiliated Parties, as applicable, enforceable against Seller, the Company (solely as to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment) and the Affiliated Parties, as applicable, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

      3.8.  NON-CONTRAVENTION.

      Except as set forth on SCHEDULE 3.8 hereto, the execution, delivery and performance of this Agreement, each of the Related Agreements and all other Documents executed or delivered on the Closing Date pursuant to this Agreement, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby by Seller, the Company (solely as to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment) and the Affiliated

Parties, as applicable, do not, (a) conflict with or violate the articles of incorporation, bylaws or other governing documents of Seller, the Company or any of the Affiliated Parties, (b) conflict with or violate any Law applicable to Seller, the Company or any of the Affiliated Parties or by which any of theft respective properties is bound or affected, (c) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or imposition of any penalty under, any note, bond, mortgage, indenture, contract, agreement, lease, franchise or other instrument or obligation to which Seller, the Company or any of the Affiliated Parties is a party or by which Seller, the Company or any of the Affiliated Parties or any of their respective properties is bound or affected, or (d) result in or require the creation or imposition of any Encumbrance of any nature upon, or with respect to, Seller, the Company or any of the Affiliated Parties, the Company Shares, or any of the properties now owned or hereafter acquired by the Company, except for any such conflicts or violations described in clause (b) or conflicts, breaches, defaults, rights or impositions described in clause (c) or Encumbrances described in clause (d) that would not have a Company Material Adverse Effect.

      3.9.  CONSENTS, APPROVALS AND FILINGS.

      Except as set forth on SCHEDULE 3.9 hereto, no consent, approval, authorization or determination of, or declaration, filing or registration with, or other action by, any Governmental Body is required to be made or sought by Seller, the Company (solely as to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment) or any of the Affiliated Parties, as applicable, in connection with the execution, delivery and performance of this Agreement, each of the Related Agreements or any other Document executed or delivered on the Closing Date by Seller, the Company (solely as to the Liabilities Assignment and the Receivables Assignment) or any of the Affiliated Parties, as applicable, pursuant to this Agreement or the consummation by Seller, the Company (solely as to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment) or any of the Affiliated Parties, as applicable, of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, determinations, declarations, filings, registrations or other actions, the absence of which would not have a Company Material Adverse Effect.

      3.10. LITIGATION AND INVESTIGATIONS.

      (a) Other than as set forth on SCHEDULE 3.10(A) hereto, there is no (i) claim, action, suit, litigation, proceeding, or arbitration, or (ii) investigation or audit by any Governmental Body, whether at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Seller, threatened, against Seller, the Company or any of the Affiliated Parties before or by any court, arbitrator or Governmental Body, domestic or foreign, that, if adversely determined, would have a Company Material Adverse Effect, nor is Seller, the Company or any of the Affiliated Parties subject to or in default with respect to any order, award, writ, injunction, decree, settlement agreement or judgment of any court, arbitrator or Governmental Body, having, or which would have, a Company Material Adverse Effect. Seller is not aware of any basis for any claim against the Company for employment discrimination that would have a Company Material Adverse Effect.

      (b) To the knowledge of Seller, there is no claim, action, suit, litigation, proceeding, arbitration, audit or investigation by any Governmental Body brought against Seller, the Company or any of the Affiliated Parties (i) by or on behalf of any mental health care provider ("NETWORK PROVIDER") who or which has entered into a provider agreement with the Company or otherwise participates in the Company's provider networks and which relates thereto, (ii) by or on behalf of an enrollee, subscriber, or other beneficiary ("SELLER BENEFICIARY") of health benefits plans administered or underwritten by Seller, the Company or any of their respective Affiliates ("SELLER BENEFIT PLANS") which relates to mental health benefits administered by or on behalf of the Company ("COMPANY ADMINISTERED BENEFITS"), or (iii) by or on behalf of any enrollee group or other purchaser of Seller Benefit Plans which relates to Company Administered Benefits, except in the case of each of clauses (i), (ii) and (iii) for any such claim, action, suit, litigation, proceeding, hearing, arbitration, investigation or audit that would not have a Company Material Adverse Effect.

      3.11. PENSION AND BENEFIT PLANS.

      (a) The Company and each of its ERISA Affiliates have made all contributions and other payments required by and due under the terms of each Seller Plan and Other Arrangement and each Seller Plan and Other Arrangement has been administered in accordance with its, terms.

      (b) The Company has complied and is in compliance in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Exchange Act of 1934 and all other laws, in each case pertaining to the Seller Plans or Other Arrangements, and has paid all premiums and assessments relating to all Seller Plans and Other Arrangements. The Company has no pending or, to the knowledge of Seller, threatened unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits, by or before any Governmental Body, court or arbitrator, in each case relating to the Seller Plans or Other Arrangements.

      3.12. AUTHORIZATIONS AND LICENSES.

      (a) Except as set forth on SCHEDULE 3.12, the Company owns, holds or possesses, or is in the process of applying for, all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders that in the reasonable judgment of Seller are necessary for the Company to own, lease and operate its properties or assets or to conduct its business as it was being conducted immediately prior to the Closing, except for such franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders the lack of which would not have a Company Material Adverse Effect (the "AUTHORIZATIONS"). SCHEDULE 3.12 hereto sets forth all Authorizations indicating those Authorizations that the Company currently owns, holds and possesses and those Authorizations that the Company is in the process of applying for.

      (b) The Authorizations that the Company currently owns, holds and possesses are valid and, except as set forth on SCHEDULE 3.12 hereto, no suspension, cancellation or other limitation of any of the Authorizations is pending or, to the knowledge of Seller, threatened, except for any limitation that would not have a Company Material Adverse Effect. Except as set forth on SCHEDULE 3.12 hereto, the Company is not in conflict with, in default or violation of, or is permitting to exist any condition that is in conflict with or in default or violation of, nor has the Company received any notice of any alleged conflict, default, violation or condition of, any of the Authorizations, except for any such conflict, default, violation or condition that would not have a Company Material Adverse Effect.

      3.13. FRAUD AND ABUSE.

      Neither Seller, the Company nor their respective Affiliates have engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7b or 42 U.S.C. ss. 1395NN ET SEQ., or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct in each case in respect of Company Administered Benefits, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;
(iii) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit of payment; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility. service, or item for which payment may be made in whole Or in part by Medicare or Medicaid.

      3.14. BOOKS AND RECORDS.

      The Books and Records of the Company (other than the Company's financial statements) are complete and correct in all material respects. As of the date hereof, all material financial transactions of the Company have been accurately recorded in the Books and Records of the Company in accordance with GAAP.

      3.15. FINANCIAL AND ACCOUNTING MATTERS.

      Seller has caused to be prepared and has furnished to Purchaser, and there are included in SCHEDULE 3.15 hereto, the unaudited balance sheet of the Company as at the end of the fiscal year ended December 31, 1996. and the unaudited statements of income and cash flows for such fiscal year (together, the "1996 FINANCIAL STATEMENTS"). Seller also has caused to be prepared and has furnished to Purchaser, and there are included in SCHEDULE 3.15 hereto, the unaudited balance sheet of the Company as at August 31, 1997, and the unaudited statements of income and cash flows for the eight (8) months then ended. Except as set forth on SCHEDULE 3.15, all the financial statements referred to in this SECTION
3.15 (i) have been prepared in accordance with the Books and Records of the Company, (ii) present fairly in all material respects the financial position of the Company as of the respective dates indicated and the results of operations and cash flows for the respective periods indicated and (iii) have been prepared in accordance with GAAP as consistently applied (except, as to such unaudited financial statements, for the absence of footnotes and subject to normal year-end audit adjustments). SCHEDULE 3.15 hereto sets forth all changes in accounting methods, principles and practices (for financial accounting purposes) made by the Company within the past three (3) years.

      3.16. INTENTIONALLY OMITTED.

      3.17. OPERATIONS IN THE ORDINARY COURSE; NO MATERIAL ADVERSE CHANGES.

      Since December 31, 1996, the Company has conducted its business only in the ordinary course except to the extent expressly contemplated or required by this Agreement or as set forth on SCHEDULE 3.17. Except as set forth on SCHEDULE
3.17 hereto or to the extent expressly contemplated or required by this Agreement, there has been no Company Material Adverse Effect since December 31 1996, and since December 31, 1996, none of the following events has occurred:
(a) any material damage, destruction or loss (whether or not covered by insurance) with respect to any material assets of the Company; (b) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, option (including the granting of options, appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable or otherwise accruing after the Closing by the Company to New Employees, except for such increases payable or to become payable in the ordinary course;
(c) any transaction or contract material to the Company or any commitment for the same, entered into by the Company other than in the ordinary course or with Purchaser's consent; (d) any transfer, mortgage, pledge, encumbrance or disposition by the Company of any of its non-current assets, other than in the ordinary course or not material, either individually or in the aggregate; (e) any cancellation of, or writing off as worthless and uncollectible, any inventory or Cause of Action other than in the ordinary course, where not material, or where previously reserved against in the 1996 Financial Statements;
(f) any receipt by the Company of notice that any material contract, agreement or arrangement to which the Company is a party has been or will be canceled prior to its expiration date; (g) any commitment to make any capital expenditure in excess of $10,000 that remains in existence after the Closing Date; (h) the termination of more than ten percent (10%) of the Company's Network Contracts; or (i) any authorization, approval, agreement or commitment by the Company to take any action described in subparagraphs (a) through (i) above.

      3.18. TAXES.

      (a) Except as set forth on SCHEDULE 3.18(A) hereto, (i) all Tax Returns required to be filed by or on behalf of the Company have been timely filed and no extension of time within which to file any such Tax Returns has been requested, which Tax Returns have not since been filed; (ii) all Taxes shown as due on such Tax Returns or otherwise due or payable by the Company have been timely paid and all payments of estimated Taxes required to be made by or on behalf of the Company under Section 6655 of the Code or any comparable provision of state, local or foreign law prior to the date of this Agreement for the current taxable years of the Company have been made; (iii) all such Tax Returns are true, correct and complete in all material respects; (iv) no adjustment or deficiency relating to any of such Tax Returns or otherwise, has been proposed in writing by any Tax authority and, to the knowledge of Seller, no basis exists for any such adjustment or deficiency; (v) there are no outstanding subpoenas with respect to any Tax Returns of the Company or the Taxes reflected on such Tax Returns or any other Tax liability imposed on the Company; (vi) there are no pending or, to the knowledge of Seller, threatened, actions or proceedings for the assessment or collection of Taxes against the Company or any corporation that was included in the filing of a Tax Return with the Company on a group or consolidated, combined or unitary basis with respect. to any period for which such corporation was so included for which the Company will be required to pay any liability; (vii) no consent under
Section 341(f) of the Code has been filed with respect to the Company; (viii) there are no Encumbrances for Taxes on any assets of the Company other than liens for Taxes not yet due or payable or which the Company is diligently contesting in good faith through appropriate proceedings and which are set forth on SCHEDULE 3.18(A) hereto; (ix) the Company is not a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "EXCESS PARACHUTE PAYMENT" within the meaning of Section 280G of the Code;
(x) the Company has not been at any time a member of any partnership or joint venture or holder of a beneficial interest in any trust for a period for which the statute of limitations for any Taxes potentially applicable as a result of such membership or holding has not expired; (xi) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xii) the Company does not owe any amount pursuant to any sharing agreement or arrangement for Taxes, and or will not have any liability after the date hereof in respect of any sharing agreement or arrangement for Taxes executed or agreed to prior to the date hereof with respect to any company that has been sold or disposed of by the Company, whether any such agreement or arrangement is written or unwritten; (xiii) all Taxes required to be withheld, collected or deposited by the Company have been timely withheld, collected or deposited and, to the extent required prior to the date hereof, have been paid to the relevant Tax authority; (xiv) any adjustment of Taxes of the Company made by the Internal Revenue Service that is required to be reported to any state, local or foreign Tax authority has been timely reported;
(xv) the 1996 Financial Statements reflect reserves that are adequate for the payment of all Taxes not yet due and payable that are properly accruable thereon as of the date hereof (including Taxes being contested), and there is no difference between the amounts of the book basis and the tax basis of assets (net of liabilities) that is not accounted for by art accrual on such financial statements for Federal income tax purposes; and (xvi) no claim has ever been made by any authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

      (b) Except as set forth on SCHEDULE 3.18(B) hereto, (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company may be subject; (ii) the Company has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (iii) the Company has not had any income reportable for a period, ending after the Closing but attributable to a transaction (E.G., an installment sale) occurring in or a change in accounting method made for a period ending at or prior to the Closing which resulted in a deferred reporting of income from such transaction or from such change in accounting method; and (iv) there are no written requests for rulings currently outstanding that could affect the Taxes of the Company, or any similar matters pending with respect to any Tax authority.

      (c) (i) SCHEDULE 3.18(C) hereto lists all Tax Returns (Federal, state, local and foreign) filed on behalf of the Company for taxable periods ended on or after January 1, 1994, indicates the most recent Tax Return for each relevant jurisdiction for which an audit has been completed and indicates all Tax Returns that currently are the subject of audit; (ii) Seller bas made available and, if requested, has delivered to Purchaser true and complete copies of all Federal, state and foreign income, employment, franchise, sales and use, and real and personal property Tax, Returns of the Company and made available all other Tax Returns, elections relating to Taxes of the Company, examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 1994; (iii) Seller has delivered to Purchaser a true and complete copy of any sharing or allocation agreement or arrangement for Taxes to which the Company is a party and a true and complete description of any such agreement or arrangement that is unwritten or informal; (iv) SCHEDULE 3.18(C) hereto sets forth information with respect to the Company as to the most recent practicable date (and specifying such date) regarding the aggregate tax basis of the Company in its assets, the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution and the amount of any deferred gain or loss allocated to the Company arising out of any deferred intercompany transaction; and (v) the Company has disclosed on its Federal income tax returns all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Code Section 6662.

      3.19. ASSETS.

      (a) The Company has good and valid title to all material Assets owned by it immediately prior to the Closing, including, without limitation, all such Assets reflected in the balance sheets included in SCHEDULE 3.15 hereto and all such Assets purchased by the Company since December 31, 1996 (except for Assets reflected in such balance sheets or acquired since December 31, 1996 which have been sold or otherwise disposed of), free and clear of all Encumbrances (other than Permitted Encumbrances).

      (b) Except for the Authorizations, the Company owns or leases or has the right to use all the assets and rights forming a part of, used, held or intended to be used in, and all such assets and rights as are necessary in the reasonable judgment of Seller, in each case, in any material respect in the conduct of the business of the Company immediately prior to the Closing. At all times since December 31, 1996, the Company has caused all of its material Assets to be maintained in accordance with good business practice, and all such Assets are in good operating condition and repair, normal wear and tear excepted, and are suitable for the purposes for which they are used and intended.

      3.20. REAL PROPERTY AND LEASES.

      (a) Except for the MIS, the Company does not own or have the option or right to acquire any real property.

      (b) SCHEDULE 3.20(B) hereto lists and briefly describes all leases and other agreements under which the Company is lessee or lessor of any material Asset, or holds manages or operates any material Asset owned by any third party, or under which any material Asset owned by the Company is held, operated or managed by a third party. The Company is the owner and holder of all the leasehold estates purported to be granted to it by the Documents described in SCHEDULE 3.20(B) hereto and, except as set forth on SCHEDULE 3.20(B), is the owner of all material equipment, machinery and other Assets thereon or of buildings and structures thereon, in each ease free and clear of all Encumbrances (other than Permitted Encumbrances). Each such lease and other agreement (i) is evidenced in writing, (ii) has been duly executed and delivered by the Company and, to the knowledge of Seller, by each of the other parties thereto, (iii) to the knowledge of Seller, is in full force and effect in accordance with its terms, (iv) constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company and, to the knowledge of Seller, the other parties thereto and (v) grants the leasehold estate it purports to grant free and clear of all Encumbrances (other than Permitted Encumbrances). There have been no threatened cancellations of any such lease or other agreement and there are no outstanding disputes thereunder which disputes, if determined adversely to the Company, would have a Company Material Adverse Effect. Neither the Company, nor, to the knowledge of Seller, any other party, is in default in any material respect under any of the foregoing, and, to the knowledge of Seller, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except for such defaults and events that would not have a Company Material Adverse Effect. All of the material Assets subject to such leases are in good operating condition and repair, normal wear and tear excepted.

      (c) Subject to the consent of the landlord under Seller's master lease (which consent will be requested promptly after the Closing), the sublease by the Company of the Company's current space at 6705 Rockledge Drive, Bethesda, Maryland (the "COMPANY OFFICE SPACE"), as amended by the Sublease Amendment (as so amended, the "SUBLEASE") is permitted under, and does not violate, such master lease.

      3.21. CONTRACTS.

      (a) Set forth on SCHEDULE 3.21(A) hereto is a list of all material contracts, agreements, commitments, understandings, licenses, orders and other instruments to which the Company is a party or by which any of its properties, rights or assets is bound or affected, including, without limitation, that certain License Agreement between CMG Health, Inc., and the Company dated December 14, 1993 pursuant to which the "CMG MANAGEMENT SYSTEM" (the "MIS") was licensed to the Company by CMG Health, Inc., other than those leases and other agreements described in SECTION 3.20 and the Network Contracts and the Intercompany Contracts (collectively, the "CONTRACTS"). Except for the Intercompany Contracts and the Network Contracts and as set forth on SCHEDULE 3.21(A) hereto, the Company is not a party to any oral or written (i) contract for the employment of any officer, employee, consultant or independent contractor or providing for severance payments to any such officer, employee, consultant or independent contractor; (ii) license agreement or distributor, dealer, manufacturer's representative, sales agency, advertising, property management or brokerage contract; (iii) contract for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $15,000 over its remaining term (including periods covered by any option to renew by either party); (iv) contract for the purchase or sale of any real or personal property having a value of more than $15,000 or agreement or arrangement for the grant of any preferential rights to purchase any of the Company's assets, properties or rights having a value of more than $15,000, (v) joint venture agreement or arrangement or other agreement involving the sharing of profits; (vi) mental health services agreement, other than a Network Contract, with a third party pursuant to which the Company provides services related to the provision, administration, or review of mental health benefits;
(vii) contract or covenant with any Person that has the effect of limiting or restricting in any material respect the Company's ability (a) to market, promote, sell or provide managed behavioral health care and related services in any geographic area as to or for the benefit of any Person or (b) to negotiate, enter into, perform, or terminate any contract with any Health Care Provider, including any Network Provider; or (viii) Contract (other than those described in any of clauses (i) through (vii) above) which by its terms does not terminate or is not terminable by the Company within sixty (60) days or upon not more than sixty (60) days' notice.

      (b) Except as set forth on SCHEDULE 3.21(B) hereto, all of the Contracts and Network Contracts are (i) evidenced in writing, (ii) have been duly and validly executed by the Company and, to the knowledge of Seller, by each of the other parties thereto, (iii) to Seller's knowledge, are in full force and effect in accordance with their respective terms, and (iv) constitute the legal, valid and binding obligation of, and are enforceable against, the Company, and, to the knowledge of Seller, each of the other parties thereto. Except as set forth on
SCHEDULE 3.21(B) hereto, no event has occurred which, with or without notice or the passage of time or both, constitutes or would constitute a default by the Company under any Contract or Network Contract, and no event has occurred, to the knowledge of Seller, which, with or without notice or the passage of time or both, constitutes or would constitute a default by any other party under a Contract, except, in each case, for such defaults and events that would not have a Company Material Adverse Effect.

      3.22. SELLER BENEFICIARIES.

      SCHEDULE 3.22 hereto contains a true and accurate listing of the number of all Seller Beneficiaries as of August 31, 1997, divided between (a) those for whom the Company is compensated on a risk basis ("CAPITATED Beneficiaries") and
(b) those with respect to whom the Company provides administrative services only services and is compensated on a fee for service basis ("ASO BENEFICIARIES").

      3.23. INTENTIONALLY OMITTED.

      3.24. TRADE UNIONS.

      The Company is not a party to any contract with any labor organization or other collective bargaining unit. Except as set forth on SCHEDULE 3.24 hereto, no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent: (a) holds bargaining rights with respect to any of the employees of the Company by way of certification, interim certification, voluntary recognition, designation or successor rights; (b) to the knowledge of Seller, has applied to be certified as the bargaining agent of any of the employees of the Company; or (c) to the knowledge of Seller, is in the process of organizing or has threatened to organize any of the employees of the Company. No collective bargaining or other labor union contracts are applicable to persons employed by the Company. To Seller's knowledge, there never has been, nor, is there pending or threatened, a labor dispute, strike or work stoppage against the Company. Neither the Company nor any of its representatives or employees have committed any unfair labor practices in connection with the operation of the Company, and there is no pending or threatened charge or complaint against the Company by the National Labor Relations Board or any comparable state agency.

      3.25. COMPLIANCE WITH LAWS.

      Neither Seller, the Company nor any of the Affiliated Parties, nor, to the knowledge of Seller, any of their respective officers, directors, employees or agents (in each case, in their capacity as such), has (a) made or agreed to make any contribution, payment or gift to any customer, supplier, governmental official, employee or agent where either such contribution, payment or gift or the purpose thereof was illegal under any Law, (b) established or maintained any unrecorded fund or asset for any purpose or knowingly made any false entries on its books and records for any reason if such fund or asset was required to be recorded pursuant to any applicable Law or (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for Federal, state or local public office in violation of any Law, except in the case of each of clauses (a) through (c) where such actions would not have a Company Material Adverse Effect. Except as set forth on
SCHEDULE 3.25 hereto, neither Seller, the Company nor any of the Affiliated Parties is in conflict with or violation of any Law in respect of the conduct of the business of the Company, except for any such conflict or violation that would not have a Company Material Adverse Effect; provided, however, that notwithstanding the foregoing, this sentence shall not be deemed breached with respect to any conflict or violation on the part of Seller or any Affiliated Party unless (i) such conflict or violation results in a fine or other financial penalty payable by the Company to any Governmental Body and (ii) such fine or other financial penalty would have a Company Material Adverse Effect. Except as set forth on SCHEDULE 3.25 hereto, each of Seller, the Company and the Affiliated Parties has filed all forms, reports, statements, provider agreements, subscriber agreements, benefit plan descriptions, payor agreements, beneficiary materials and other documents (including, without limitation, those related to Company Administered Benefits) required to be filed by it with any Governmental Bodies, including without limitation state and Federal insurance and health regulatory authorities, ether than those the failure of which to file would not have a Company Material Adverse Effect.

      3.26. COMPANY INTELLECTUAL PROPERTY.

      Except for the MIS, SCHEDULE 3.26 hereto sets forth a true and complete list of all material patents, copyrights, trademarks, trade secrets and other proprietary rights owned by or licensed to the Company or used in connection with the Company's business (collectively, and together with the MIS, the "COMPANY INTELLECTUAL PROPERTY"). Without limiting any other representations and warranties contained in this Agreement, except as set forth in SCHEDULE 3.26 hereto and except as would not have a Company Material Adverse Effect, the Company is the sole and exclusive owner of, is the licensee of, or otherwise has the lawful right to use all Company Intellectual Property. Except as set forth in SCHEDULE 3.26 hereto, to the knowledge of Seller, no Persons have any right, title, license, option or interest in or to any of the Company Intellectual Property owned by the Company. Except as set forth in SCHEDULE 3.26 hereto, no notice has been received by the Company that any rights in the Company Intellectual Property are invalid or unenforceable or that any material infringement or misappropriation thereof, in whole or in part, by any third party has occurred, except to the extent such invalidity, unenforceability, infringement or misappropriation would not have a Company Material Adverse Effect.

      3.27. INFRINGEMENT.

      To Seller's knowledge, except as provided in SCHEDULE 3.27 hereto, the use by the Company of the Company Intellectual Property in the ordinary and usual course of the Company's business does not cause or involve the infringement, misuse or misappropriation of any patent, copyright, trade secret or other proprietary or intellectual property rights (whether conferred by statute, code, common law or otherwise) of any third person, including, without limitation, other letters patent heretofore issued in the United States or upon any other applications for letters patent of which Seller is aware, or any proprietary, technical or other information or trade secrets, which would have a Company Material Adverse Effect.

      3.28. INSURANCE.

      3.28.1 INSURANCE COVERAGE GENERALLY. SCHEDULE 3.28 hereto sets forth a true and complete list of all insurance policies maintained by or for the benefit of the Company (including, without limitation, the comprehensive general liability policy on an occurrence basis and the tail policy with respect to managed care system liability), specifying the insurer, the amount of the coverage (including applicable deductibles), the type of insurance, the policy number, any pending claims thereunder as to which the Company has received notice and which relate to the Company and a summary of all claims made thereunder as to which Seller or the Company has received notice and which relate to the Company in the twelve (12) months immediately preceding the date hereof.

      3.28.2 STATUS OF INSURANCE POLICIES. The insurance policies described on SCHEDULE 3.28 are in full force and effect in all material respects. The Company has not failed to give any notice of any claim under any such policy in due and timely fashion except to the extent such failure has been remedied or otherwise would not have a Company Material Adverse Effect. The Company has not received an effective notice of cancellation or nonrenewal of any such policy binder. Seller has no knowledge of any material inaccuracy in any application for such policies, any failure to pay premiums when due except to the extent such failure has been remedied or otherwise would not have Company Material Adverse Effect or any similar state of facts that would form the basis for termination of any such insurance.

      3.29. ENVIRONMENTAL MATTERS.

      (a) Except as set forth on SCHEDULE 3.29(A) hereto, the Company has complied and is in compliance with, and the Real Property and all improvements are in compliance with all Environmental Laws, except to the extent that any failure to comply would not have a Company Material Adverse Effect,

      (b) The Company has been duly issued, and currently has, all material permits, licenses, certificates and approvals (collectively, "PERMITS") required under, the Environmental Laws. A true and complete list of such Permits, all of which are valid and in full force and effect, is set out in SCHEDULE 3.29(B). To Seller's knowledge, except in accordance with such

Permits or as permitted by Environmental Laws, there has been no Release of Hazardous Material.

      (c) There are no pending or, to the knowledge of Seller, threatened, actions, suits, orders, claims, litigations, arbitrations, audits or proceedings based on, and the Company has not received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Body or any other Person and Seller has no knowledge, of any facts which would form the basis for any such actions, suits, orders, claims, litigations, arbitrations, audits, proceedings or notices arising out of or attributable to: (i) the current or past presence, Release or threatened Release of Hazardous Materials by the Company from the Real Property; (ii) the off-site disposal or treatment by the Company of Hazardous Materials originating on or from any of the Real Property or the operations or Assets; (iii) any operations of the Company which do not conform in all material respects to requirements of the Environmental Laws; or
(iv) any material violation of Environmental Laws at any part of the Real Property arising from the Company's activities (or the activities of the Company's predecessors-in-interest, if any) involving Hazardous Materials, except for any such actions, suits, orders, claims, litigations, arbitrations, audits, proceedings or notices that would not have a Company Material Adverse Effect.

      (d) No Encumbrance in favor of any Person relating to or in connection with any Environmental Claim has been filed or has attached to any part of the Real Property.

      (e) Neither PCBs nor asbestos-containing materials are present on or in the Real Property.

      3.30. POTENTIAL CONFLICTS OF INTEREST.

      Attached hereto as SCHEDULE 3.30 are true and correct copies of the most recent conflict of interest questionnaires executed by the current directors and officers of the Company and Seller. Seller is not aware of any inaccuracy in any such questionnaire1

      3.31. WARN ACT.

      The Company has provided all notices required by the Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. ss. 2101-2109 and by any applicable state and local laws.

      3.32. DISCLOSURE.

      No Document, statement, certificate, Schedule or Exhibit furnished to Purchaser pursuant to this Agreement or any representation or warranty of Seller in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

      3.33. BANK ACCOUNTS.

      SCHEDULE 3.33 hereto sets forth a list showing the name and address of (a) each bank with which the Company has an account or safe deposit box and the name of each person authorized to draw thereon or have access thereto and (b) the name of each person holding a power of attorney on behalf of the Company.

      3.34. INVESTMENT REPRESENTATIONS.

      (a) Seller acknowledges and understands that the Purchaser Common Stock to be delivered to it pursuant to SECTION 2.2(A) and any Purchaser Common Stock issued to Seller pursuant to SECTION 5.2 will not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), are being or will be sold to it in a transaction that is exempt from the registration requirements of the Securities Act and cannot be offered, sold or otherwise transferred except pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and agrees that the certificates representing any Purchaser Common Stock conveyed to Seller may contain a legend to the foregoing effect. Seller agrees not to sell or dispose of any Purchaser Common Stock other than pursuant to an exemption from the registration requirements of the Securities Act or an effective registration statement.

      (b) Seller (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Purchaser Common Stock and (ii) is an "ACCREDITED INVESTOR" as such term is defined in Regulation D promulgated under the Securities Act.

      (c) Seller is acquiring the Purchaser Common Stock pursuant to Section 2.2(a), and will be acquiring the Purchaser Common Stock pursuant to Section 5.2 for investment, solely for its own account and not with a view to, or for sale in connection with, the distribution thereof in violation of applicable Laws.

      3.35. BROKERS.

      Except as set forth on SCHEDULE 3.35 hereto, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller, the Company or any of the Affiliated Parties. Neither Purchaser nor the Company shall have any liability with respect to any such fee or commission.

4.    REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to Seller as of the Closing Date that:

      4.1.  ORGANIZATION; GOOD STANDING; DUE AUTHORIZATION.

      Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Purchaser and the Company (other than with respect to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment), as applicable, has all requisite corporate power and authority to execute and deliver this Agreement, each of the Related Agreements, the Stockholder Amendment and all other Documents executed or delivered on the Closing Date pursuant to this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

The execution and delivery of this Agreement, each of the Related Agreements, the Stockholder Amendment and all other Documents executed or delivered on the Closing Date pursuant to this Agreement by Purchaser and the Company (other than with respect to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment), as applicable, the performance by Purchaser and the Company (other than with respect to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment), as applicable, of their obligations hereunder and thereunder and the consummation by Purchaser and the Company (other than with respect to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment), as applicable, of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary actions on the part of Purchaser and the Company, as applicable, none of which actions have been modified or rescinded and all of which actions remain in full force and effect, and no other corporate proceedings on the part of Purchaser or the Company (other than with respect to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment), as applicable, are necessary to authorize this Agreement, each of the Related Agreements, the Stockholder Amendment or any other Documents executed or delivered on the Closing Date pursuant to this Agreement, to perform their obligations hereunder and thereunder, or to consummate the transactions contemplated hereby and thereby. Each of this Agreement, each of the Related Agreements, the Stockholder Amendment and all other Documents executed or delivered on the Closing Date pursuant to this Agreement has been duly executed and delivered by a duly authorized officer of Purchaser and the Company (other than with respect to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment), as applicable, and constitutes the legal, valid and binding obligation of Purchaser and the Company (other than with respect to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment), as applicable, enforceable against Purchaser and the Company (other than with respect to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment), as applicable, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

      4.2.  NON-CONTRAVENTION.

      The execution, delivery and performance of this Agreement, each of the Related Agreements to which Purchaser is a party, the Stockholder Amendment and all other Documents executed or delivered on the Closing Date pursuant to this Agreement, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby by Purchaser do not: (a) conflict with or violate Purchaser's certificate of incorporation or bylaws or other governing documents of Purchaser, (b) conflict with or violate any Law applicable to Purchaser or by which any of its properties is bound or affected or (c) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or imposition of any penalty under, any contract, agreement or other instrument to which Purchaser is a party or by which any of its properties is bound or affected, except for any such conflicts or violations described in clause (b) or conflicts, breaches, defaults, rights or impositions described in clause (c) that would not have a Purchaser Material Adverse Effect.

      4.3.  CONSENTS, APPROVALS AND FILINGS.

      Except as set forth on SCHEDULE 4.3 hereto, no consent, approval, authorization or determination of, or declaration, filing or registration with, or other action by, any Governmental Body is required to be made or sought by Purchaser or the Company (other than with respect to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment), in connection with the executions delivery and performance of this Agreement, each of the Related Agreements, the Stockholder Amendment or any other Document executed or delivered by Purchaser or the Company (other than with respect to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment), as applicable, on the Closing Date pursuant to this Agreement or the consummation by Purchaser and the Company (other than with respect to the Liabilities Assignment, the Receivables Assignment and the Sublease Amendment), as applicable, of the transactions contemplated hereby and thereby, except for such, consents, approvals, authorizations, determinations, declarations, filings, registrations or other actions, the failure of which to be made or obtained would not have a Purchaser Material Adverse Effect.

      4.4.  PURCHASER COMMON STOCK.

      The Purchaser Common Stock, when issued and delivered to Seller pursuant to Sections 2.2(a) and/or 5.2, as applicable, will be duty authorized validly issued, fully paid and nonassessable, free and clear of all Encumbrances and not subject to any preemptive rights, and (i) will be exempt from the registration requirements of the Securities Act and (ii) will have been registered or qualified (or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

      4.5.  INVESTMENT REPRESENTATIONS.

      (a) Purchaser acknowledges and understands that the Company Shares will not be registered under the Securities Act, are being sold to it in a transaction that is exempt from the registration requirements of the Securities Act and cannot be offered, sold or otherwise transferred except pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and agrees that the certificates representing the Company Shares conveyed to Purchaser may contain a legend to the foregoing effect, Purchaser agrees not to sell or dispose of any of the Company Shares other than pursuant to an exemption from the registration requirements of the Securities Act or an effective registration statement.

      (b) Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company Shares and (ii) is an "ACCREDITED INVESTOR" as such term is defined in Regulation D promulgated under the Securities Act.

      (c) Purchaser is acquiring the Company Shares hereunder for investment, solely for its own account and not with a view to, or for sale in connection with, the distribution thereof in violation of applicable Laws.

      4.6.  BROKERS.

      No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

      4.7.  CERTIFICATE OF INCORPORATION AND BYLAWS.

      Purchaser has heretofore furnished to Seller a complete and correct copy of the certificate of incorporation and the bylaws of Purchaser, each as amended or restated and currently in effect, certified as of a recent date (and in any event not more than twenty (20) days prior to the Closing Date), in the case of the certificate of incorporation, by the Secretary of State of the State of Delaware and, in the case of the bylaws, by the Secretary of Purchaser. Purchaser is not in violation of any of the provisions of its certificate of incorporation or bylaws.

      4.8.  CAPITALIZATION.

      (a) The authorized capital stock of Purchaser consists of (i) 8,227,056 shares of Series I Convertible Preferred Stock, par value $.001 per share ("SERIES I PREFERRED STOCK"), with the rights, privileges and preferences as set forth in Purchaser's certificate of incorporation, of which 7,067,514 shares are issued and outstanding on the date hereof, (ii) 2,254,099 shares of Series II Convertible Preferred Stock, par value $.001 per share ("SERIES II PREFERRED STOCK"), with the rights, privileges and preferences as set forth in Purchaser's certificate of incorporation, of which no shares art issued and outstanding on the date hereof, and (iii) 26,100,000 shares of Purchaser Common Stock, of which 6,640,552 shares are issued and outstanding on the date hereof.

      (b) Except for (i) the conversion privileges of the Series I Preferred Stock and the Series II Preferred Stock, (ii) any unexercised rights provided to the Private Placement Investors and the Former Debenture Holders (as those terms are defined in the Series I Convertible Preferred Stock Purchase Agreement dated April 3, 1995 (the "FIRST PURCHASE Agreement")) to exchange their shares of Purchaser Common Stock for shares of Series I Preferred Stock (as described in the First Purchase Agreement), (iii) the options, warrants and anti-dilutive rights listed on SCHEDULE 4.8(b) hereto, (iv) the rights provided in the First Purchase Agreement, the Second Series I Convertible Preferred Stock Purchase Agreement dated July 18, 1995 and the Third Series I Convertible Preferred Stock Purchase Agreement dated December 28, 1995, and (v) the Second Amended and Restated Registration Rights Agreement dated June 17, 1996 and the Second Amended and Restated Co-Sale and Restricted Stock Agreement dated June 17, 1996, there are no outstanding options, warrants, rights (including conversion, preemptive or registration rights) or agreements relating to the purchase or acquisition from Purchaser of any shares of its capital stock or the registration thereof. SCHEDULE 4.8(B) hereto also sets forth the outstanding options and war ants of Purchaser on a pro forma basis giving effect to the issuance of the Purchaser Common Stock pursuant to SECTION 2.2(A) as of the date hereof.

      (c) Except for the Voting Trust Agreement dated December 1, 1991, as amended on February 15, 1993, among John C. Heffner, John L. Silverman, Allan A. Weissburg and Kenneth A. Kessler, M.D., and the Voting Trust Agreement among KBL Healthcare, Inc., Purchaser and others dated February 3, 1995, and the Second Amended and Restated Co-Sale and Restricted Stock Agreement dated June 17, 1996, Purchaser is not a party or subject to any agreement or understanding, and, to Purchaser's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of Purchaser or by a director of Purchaser.

      4.9.  LITIGATION AND INVESTIGATIONS.

      Other than as set forth on SCHEDULE 4.9 hereto, there is no (a) claim, action, suit, litigation, proceeding or arbitration, or (b) investigation or audit by any Governmental Body, whether at law or in equity (including actions or proceedings seeking injunctive relict), pending or, to the knowledge of Purchaser, threatened, against Purchaser before or by any court, arbitrator or Governmental Body, domestic or foreign that, if adversely determined, would have a Purchaser Material Adverse Effect, nor is Purchaser subject to or in default with respect to any order, award, writ, injunction, decree, settlement agreement or judgment of any court, arbitrator or Governmental Body having, or which would have, a Purchaser Material Adverse Effect.

      4.10. AUTHORIZATIONS AND LICENSES,

      (a) Purchaser owns, holds or possesses, or is in the process of applying for, all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders that in the reasonable judgment of Purchaser are necessary for Purchaser to own, lease and operate its properties or assets or to conduct its business as it was being conducted immediately prior to the Closing, except for such franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders the lack of which would not have a Purchaser Material Adverse Effect (the "PURCHASER AUTHORIZATIONS"). SCHEDULE 4.10 hereto sets forth all Purchaser Authorizations indicating those Purchaser Authorizations that Purchaser currently owns, holds and possesses and those Purchaser Authorizations that Purchaser is in the process of applying for.

      (b) The Purchaser Authorizations that Purchaser currently owns, holds and possesses are valid and, except as set forth in SCHEDULE 4.10 hereto, no suspension, cancellation or other limitation of any of the Purchaser Authorizations is pending or, to the knowledge of Purchaser, threatened, except for any limitation that would not have a Purchaser Material Adverse Effect Except as set forth in SCHEDULE 4.10 hereto, Purchaser is not in conflict with, in default or violation of, or permitting to exist any condition that is in conflict with or in default or violation. of, nor has Purchaser received any notice of any alleged conflict, default, violation or condition of, any of the Purchaser Authorizations, except for any such conflict, default, violation or condition that would not have a Purchaser Material Adverse Effect.

      4.11. BOOKS AND RECORDS.

      The Books and Records of Purchaser (other than Purchaser' s financial statements) are complete and correct in all material respects. As of the date hereof, all material financial transactions of Purchaser have been accurately recorded in the Books and Records of Purchaser in accordance with GAAP.

      4.12. FINANCIAL AND ACCOUNTING MATTERS.

      Purchaser has caused to be prepared and has furnished to Seller, and there are included in SCHEDULE 4.12 hereto, the unaudited consolidated balance sheet of Purchaser and its Subsidiaries as at the end of the fiscal year ended December 31, 1996, and the unaudited consolidated statements of income and cash flows for such fiscal year ("PURCHASER 1996 FINANCIAL STATEMENTS"). Purchaser also has caused to be prepared and has furnished to Seller, and there are included in SCHEDULE 4.12 hereto, the unaudited consolidated balance sheet of Purchaser and its Subsidiaries as at July 31, 1997, and the unaudited statements of income and cash flows for the seven (7) months then ended. All the financial statements, including the notes thereto, referred to in this SECTION 4.12 (i) have been prepared in accordance with the Books and Records of Purchaser, (ii) present fairly in all material respects the financial position of Purchaser and its Subsidiaries as of the respective dates indicated and the results of operations and cash flows for the respective periods indicated and (iii) have been prepared in accordance with GAAP as consistently applied (except, as to such unaudited financial statements, for the absence of footnotes and subject to normal year-end audit adjustments). SCHEDULE 4.12 hereto sets forth all changes in accounting methods, principles and practices (for financial accounting purposes) made by Purchaser or requested or required by Purchaser's auditors within the past three (3) years.

      4.13. INTENTIONALLY OMITTED.

      4.14. COMPLIANCE WITH LAWS.

      Neither Purchaser nor, to the knowledge of Purchaser, any of Purchaser's officers, directors, employees or agents (in each case, in their capacity as such), has (a) made or agreed to make any contribution, payment or gift to any customer, supplier, governmental official, employee or agent where either such contribution, payment or gift or the purpose thereof was illegal under any Law,
(b) established or maintained any unrecorded fund or asset for any purpose or knowingly made any false entries on its books and records for any reason if such fund or asset was required to be recorded pursuant to any applicable Law or (e) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for Federal, state or local public office in violation of any Law, except in the case of each of clauses (a) through (c) where such actions would not have a Purchaser Material Adverse Effect. Except as set forth on SCHEDULE 4.14 hereto, Purchaser is not in conflict with or violation of any Law in respect of the conduct of the business of Purchaser, except for any such conflict or violation that would not have a Purchaser Material Adverse Effect. Purchaser has not received any notice of any such conflict, default, violation, condition or noncompliance. Except as set forth on SCHEDULE 4.14 hereto, Purchaser has filed all forms, reports, statements, provider agreements, subscriber agreements, benefit plan descriptions, payor agreements, beneficiary materials and other documents required to be filed by it with any Governmental Bodies, including without limitation state and Federal insurance and health regulatory authorities, other than those the failure of which to file would not have a Purchaser Material Adverse Effect.

      4.15. INSURANCE.

      SCHEDULE 4.15 hereto sets forth a true and complete list of all insurance policies maintained by or for the benefit of Purchaser, specifying the insurer, the amount of the coverage (including applicable deductibles), the type of insurance, the policy number, any pending claims thereunder as to which Purchaser has received notice and which relate to Purchaser and a summary of all claims made thereunder as to which Purchaser has received notice and which relate to Purchaser in the twelve (12) months immediately preceding the date hereof. Such policies are in full force and effect in all material respects. Purchaser has not failed to give any notice of any claim under any such policy in due and timely fashion, except to the extent such failure has been remedied or otherwise would not have a Purchaser Material Adverse Effect. Purchaser has not received an effective notice of cancellation or nonrenewal of any such policy binder. Purchaser has no knowledge of any material inaccuracy in any application for such policies, any failure to pay premiums when due except to the extent such failure has been remedied or otherwise would not have a Purchaser Material Adverse Effect or any similar state of facts that would form the basis for termination of any such insurance.

      4.16. NO MATERIAL ADVERSE EFFECTS.

      There has been no Purchaser Material Adverse Effect since December 31, 1996 and since December 31, 1996 Purchaser has conducted its business only in the ordinary course, except to the extent expressly contemplated or required by this Agreement.

      4.17. HART-SCOTT-RODINO.

      No Person, either alone or with such Person's Affiliates, owns more than 50% of the Purchaser Capital Stock or has the contractual power to designate 50% or more of Purchaser's Board of Directors. Purchaser does not have more than ten million dollars ($10,000,000) in assets or sales as determined in accordance with Section 801.11 of the rules and regulations promulgated pursuant to the Hart-Scott-Rodino Act.

      4.18. DISCLOSURE.

      No Document, statement, certificate, Schedule or Exhibit furnished to Seller pursuant to this Agreement or any representation or warranty of Purchaser in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

      4.19. DEFAULTS

      No event has occurred which, with or without notice or the passage of time or both, constitutes or would constitute a default by Purchaser under any material contract, agreement, commitment, understanding, license, order or other instrument to which Purchaser is a party or by which any of its properties, rights or assets is bound or affected, and no event has occurred, to the knowledge of Purchaser, which, with or without notice or the passage of time or both, constitutes or would constitute a default by any other party to any such material contract, agreement, commitment, understanding, license, order or other instrument, except, in each case, for such defaults and events that would not have a Purchaser Material Adverse Effect.

5.    ADDITIONAL UNDERTAKINGS AND COVENANTS

      5.1.  REPRESENTATION ON PURCHASER'S BOARD OF DIRECTORS.

      (a) INITIAL DESIGNEE ON BOARD OF DIRECTORS. As of the Closing, Seller shall have the right to designate one nominee reasonably acceptable to Purchaser to be appointed to the Board of Directors of Purchaser and the Board of Directors of Purchaser will have taken appropriate action in accordance with Purchaser's bylaws to increase from seven (7) to eight (8) the number of directors constituting its entire Board of Directors, Until the latest to occur of (i) the second anniversary of the Closing Date, (ii) the date Seller ceases to beneficially own more than 5% of the outstanding Purchaser Common Stock, or
(iii) revenues of the Company or Purchaser, as the case may be, attributable to the Service Agreement and the PML Agreements (or any successor agreements) represent less than 30% of Purchaser's consolidated gross revenues for the most recent fiscal year (the situations described in clauses (i), (ii) and (iii) collectively referred to as the "OWNERSHIP AND REVENUE THRESHOLD"), Purchaser agrees to renominate such designee, or, at Seller's option, to nominate an alternative person selected by Seller and reasonably acceptable to Purchaser, for election as director of Purchaser.

      (b) EXPANSION OF PURCHASER BOARD; INCREASED OWNERSHIP. If at any time prior to the date on which Seller ceases to meet the Ownership and Revenue Threshold (i) the number of directors constituting Purchaser's entire Board of Directors is increased above eight (8) or (ii) the ratio of the number of shares of Purchaser Common Stock that Seller owns to the total number of shares of Purchaser Capital Stock outstanding equals or exceeds twenty percent (20%), Seller shall then have the right to designate an additional number of nominees reasonably acceptable to Purchaser for appointment to Purchaser's Board of Directors or, in the alternative, require Purchaser to reduce the size of its Board of Directors, so that the ratio of the number of Seller's nominees to the total number of directors on Purchaser's Board of Directors would be equal to the ratio of the number of shares of Purchaser Common Stock that Seller owns to the total number of shares of Purchaser Capital Stock outstanding, but only for so long as such ratio remains in effect. For purposes of the preceding sentence, all calculations for determining the number of additional nominees that Seller shall be entitled to designate, or number of Directors that shall be removed from Purchaser's Board of Directors, shall be rounded upward or downward to the nearest whole number. In the event such ratio decreases and Purchaser notifies Seller in writing of the amount of such decrease and the facts and calculations relating to such decrease, Seller shall cause any nominee or nominees of Seller to immediately resign if, after giving effect to such decrease and the method of calculation described above, Seller would no longer be entitled to nominate such nominee or nominees. In the event Seller ceases to meet the Ownership and Revenue Threshold and Purchaser notifies Seller in writing of such cessation and the facts and calculations relating to such cessation, Seller shall cause all of its nominees to resign.

      (c) STOCKHOLDER AMENDMENT. Purchaser shall cause the stockholders of Purchaser which are party to the Second Amended and Restated Co-Sale and Restricted Stock Agreement dated June 17, 1996 (including any voting trustee having power to vote the shares of such stockholders) to vote their shares of Purchaser Capital Stock in favor of the election of the Seller designees nominated for election to Purchaser's Board of Directors in accordance with this

Section 5.1 pursuant to an amendment to such agreement in the form of Exhibit B attached hereto (the "STOCKHOLDER AMENDMENT").

      5.2.  PRE-EMPTIVE RIGHTS IN CERTAIN EVENTS,

      (a) EXERCISE OF WARRANT BY OXFORD HEALTH PLAN. For a period of five (5) years following the Closing, Seller (or an Affiliate of Seller designated by Seller) shall have the right to purchase from Purchaser, at a purchase price of $1.44 per share, an amount of additional shares of Purchaser Common Stock (subject to adjustment as provided in SECTION 5.2(D) hereof) equal to twenty-five percent (25%) of the number of shares of Purchaser Common Stock issued by Purchaser to Oxford Health Plan Inc. ("OHP") or its successors or assigns from time to time pursuant to Section 2.6.9 of that certain Behavioral Health Services Agreement dated October, 1996 between Oxford Health Plans (NY), Inc. and Psych Systems IPA, Inc. (including all shares of Purchaser Common Stock issued to OHP or its successors or assigns in respect of all anti-dilution adjustments contained therein or applicable thereto). Purchaser shall notify Seller within fifteen (15) Business Days after any such purchase by OHP. Seller shall be required to notify Purchaser in writing of its election to exercise such right to purchase such shares of Purchaser Common Stock within thirty (30) days after receipt of such notice from Purchaser, or if the closing of OHP's purchase has not yet taken place, within thirty (30) days after such closing. Any failure by Seller (or such designee) to exercise such right within the prescribed period shall terminate Seller's pre-emptive right set forth in this
SECTION 5.2(A) with respect to such shares, but shall not preclude any subsequent exercises by Seller of Seller's pre-emptive rights under this SECTION 5.2(A) in the event of a subsequent purchase by OHP.

      (b) BELOW-MARKET ISSUANCE TO PROVIDERS. If after the Closing and prior to the fifth (5th) anniversary of the Closing Date Purchaser, in connection with a provider agreement between a behavioral health care provider and either the Company or Purchaser or any Affiliate of Purchaser, issues (i) Purchaser Common Stock at a purchase price less than the then current Fair Market Value or (ii) securities convertible or exercisable into or exchangeable for Purchaser Common Stock at a per share price less than the Fair Market Value on the date such convertible, exercisable or exchangeable securities are issued, then Seller (or an Affiliate of Seller designated by Seller) shall have the right to purchase an amount of additional shares of Purchaser Common Stock (subject to adjustment as provided in Section 5.2(d) hereof) equal to twenty-five percent (25%) of the shares issued in connection with such, provider agreement or issuable upon conversion, exercise or exchange of such convertible, exercisable or exchangeable securities issued in connection with such provider agreement (including all shares of Purchaser Common Stock issued or issuable in respect of all anti-dilution adjustments contained in such convertible, exercisable or exchangeable securities or applicable thereto). Such purchase by Seller (or such designee) shall be at the same issue, conversion, exercise or exchange price, as the case may be, pursuant to which Purchaser issued such additional shares of Purchaser Common Stock or securities convertible or exercisable into or exchangeable for Purchaser Common Stock. Purchaser shall notify Seller in writing within fifteen (15) Business Days after any issuance described in (i) or
(ii) above. Seller's pre-emptive right under this SECTION 5.2(B) shall be exercisable by giving written notice to Purchaser no later than thirty (30) days after receipt of such notice from Purchaser. Any failure by Seller (or such designee) to exercise such right within the prescribed period shall terminate Seller's pre-emptive right set forth in this SECTION 5.2(B) with respect to such shares, but shall not preclude any subsequent exercises by Seller of

Seller's pre-emptive rights under this SECTION 5.2(B) in the event of any subsequent issuances contemplated by this SECTION 5.2(B).

      (c) CANYON WARRANTS. (i) Seller (or an Affiliate of Seller designated by Seller) shall have the right to purchase from Purchaser, at a purchase price of $1.44 per share, an amount of additional shares of Purchaser Common Stock (subject to adjustment as provided in Section 5.2(d) hereof) equal to twenty-five percent (25%) of the number of shares of Purchaser Common Stock issuable as of the Closing Date upon exercise of the Class A Warrant (the "CLASS A WARRANT") issued by Purchaser pursuant to that certain Warrant Agreement dated as of September 26, 1997 (the "CANYON WARRANT AGREEMENT") among Purchaser, Canpartners Investments IV, LLC, Nazem & Company IV, L,P. and Transatlantic Venture Partners C.V. (collectively, the "CANYON INVESTORS") (including all shares of Purchaser Common Stock issued or issuable in respect of all anti-dilution adjustments contained therein or applicable thereto). Seller shall be required to notify Purchaser in writing of its election to exercise such right within six (6) months following the Closing. The failure by Seller (or such designee) to exercise such right within the prescribed period shall terminate Seller's pre-emptive right set forth in this Section 5.2(c)(i) with respect to such shares.

            (ii) Seller (or an Affiliate of Seller designated by Seller) shall have the right to purchase from Purchaser, at a purchase price of $1.44 per share, an amount of additional shares of Purchaser Common Stock (subject to adjustment as provided in SECTION 5.2(D) hereof) equal to twenty-five percent (25%) of the number of shares of Purchaser Common Stock for which warrants vest from time to time pursuant to the Class B Warrant (the "CLASS B WARRANT") issued by Purchaser pursuant to the Canyon Warrant Agreement (including all shares of Purchaser Common Stock issued or issuable in respect of all anti-dilution adjustments contained therein or applicable thereto). Purchaser shall notify Seller in writing within fifteen (15) Business Days after any such vesting of such vesting and the number of shares of Purchaser Common Stock for which such warrants vested as of the vesting date. Seller shall be required to notify Purchaser in writing of its election to exercise such right to purchase such shares of Purchaser Common Stock within thirty (30) days after receipt of such notice from Purchaser. Any failure by Seller (or such designee) to exercise such right within the prescribed period shall terminate Seller's pre-emptive right set forth in this SECTION 5.2(C)(II) with respect to such shares, but shall not preclude any subsequent exercises by Seller of Seller's pre-emptive rights under this SECTION 5.2(C)(II) to purchase shares of Purchaser Common Stock upon any subsequent vesting of warrants.

            (iii) If, in connection with a refinancing of all or any portion of the financing provided by the Canyon Investors or any of them, the Class B Warrant is surrendered, cancelled or otherwise replaced or ceases to vest in whole or in part and Purchaser issues in connection with such refinancing (A) additional shares of Purchaser Common Stock or (B) securities convertible or exercisable into or exchangeable for Purchaser Common Stock, then Seller (or an Affiliate of Seller designated by Seller) shall have the right to purchase an amount of additional shares of Purchaser Common Stock (subject to adjustment as provided in Section 5.2(d) hereof) equal to twenty-five percent (25%) of such shares of Purchaser Common Stock issued, or which such convertible, exercisable or exchangeable securities are convertible or exercisable into or exchangeable for (including all shares of Purchaser Common Stock issued or issuable in respect of all anti-dilution adjustments contained therein or applicable thereto). Such purchase by Seller shall be at the higher of (x) $1.44 per share or (y) the issue, conversion, exercise or exchange price, as the case may be, of such shares of Purchaser Common Stock or convertible, exercisable or exchangeable securities. Purchaser shall notify Seller in writing within fifteen (15) Business Days after any issuance described in (A) or (B) above. Seller's pre-emptive right under this SECTION 5.2(C)(III) shall be exercisable by giving written notice to Purchaser no later than thirty (30) days after receipt of such notice from Purchaser. Any failure by Seller (or such designee) to exercise such right within the prescribed period shall terminate Seller's pre-emptive right set forth in this SECTION 5.2(C)(III) with respect to such shares.

      (d) Each of the foregoing pre-emptive rights shall be subject to appropriate adjustments in the event of any stock split, recapitalization, or other subdivision or combination of the outstanding shares of Purchaser Common Stock.

      5.3.  TRANSFER OF PURCHASER COMMON STOCK; REGISTRATION RIGHTS.

      (a) TRANSFER OF STOCK. Subject to compliance with applicable Federal and state securities laws. Seller may sell, hypothecate, transfer or dispose ("TRANSFER") (or agree to transfer) its shares of Purchaser Common Stock, in a private transaction or a series of private transactions or otherwise; PROVIDED, HOWEVER, that in the event of any such Transfer, Seller may not transfer or assign to the transferee of such shares any of Seller's rights under this Agreement. except as provided in Section 11.7 hereof.

      (b) REGISTRATION RIGHTS. At the Closing, Purchaser and Seller shall enter into, and Purchaser shall cause each of the other parties thereto to enter into, an Amendment to the Second Amended and Restated Registration Rights Agreement in the farm of Exhibit C attached hereto (the "REGISTRATION RIGHTS AGREEMENT").

      5.4.  INTENTIONALLY OMITTED.

      5.5. ASSIGNMENT AND ASSUMPTION OF PRE-CLOSING RETAINED LIABILITIES AND ASSIGNMENT OF ACCOUNTS RECEIVABLE, CASH.

      (a) Immediately prior to the Closing. Seller shall have caused the Company to assign to Seller, and Seller shall have assumed, effective as of immediately prior to the Closing, pursuant to an assignment and assumption agreement in the form of EXHIBIT D attached hereto (the "LIABILITIES ASSIGNMENT"), all Liabilities of the Company as of the Closing Date which, in accordance with GAAP, would be reflected on the face of a balance sheet of the Company dated as of 12:01 am the Closing Date and prepared in accordance with GAAP, other than those set forth on SCHEDULE 8.2 hereto (the "PRE-CLOSING RETAINED LIABILITIES"). Except for the Pre-Closing Retained Liabilities or as otherwise expressly set forth in this Agreement or the Tax Matters Agreement, Seller shall not legally or financially be responsible for any Liabilities of the Company whether asserted before or after the Closing Date. It is hereby acknowledged and agreed that except for the Liabilities set forth on SCHEDULE
8.2 hereto, neither Purchaser nor the Company shall assume, shall be deemed to assume, or shall legally or financially retain or remain responsible for, any Pre-Closing Retained Liabilities whether asserted before or after the Closing Date. Following the Closing, in the event Seller shall not have paid or otherwise satisfied and discharged when due any Pre-Closing Retained Liability or notified Purchaser or the Company that it is disputing such Pre-Closing Retained Liability in good faith, the Company shall have the right to pay, upon ten (10) days' prior written notice to Seller, such Pre-Closing Retained Liability, and Seller shall promptly (and, in any event, no later than five (5) Business Days after notice of payment by Purchaser) reimburse the Company for such payment.

      (b) Immediately prior to the Closing, Seller shall have caused the Company to assign to Seller, effective as of immediately prior to the Closing, pursuant to an assignment agreement in the form of EXHIBIT E attached hereto (the "RECEIVABLES ASSIGNMENT"), all of the Company's right, title and interest in and to, and the right to receive payment for, the Accounts Receivable of the Company, except to the extent such Accounts Receivable relate to services to be rendered or goods to be sold by the Company after the Closing Date. Purchaser shall, and shall cause the Company to, provide Seller with reasonable assistance in collecting payment of such Accounts Receivable following the Closing Date; PROVIDED, HOWEVER, that Seller shall promptly reimburse Purchaser and the Company for any reasonably documented out-of-pocket costs or expenses incurred by Purchaser or the Company in connection therewith. In no event shall Purchaser or the Company take any action or have any obligation to Seller with respect to such Accounts Receivable other than pursuant to the immediately preceding sentence and the immediately following sentence and Seller shall bear all risk of non-collection with respect thereto. Notwithstanding the foregoing, should any amount be paid to the Company or Purchaser in respect of that portion of the Accounts Receivable that have been assigned to Seller pursuant to this SECTION 5.5(B), that amount shall be promptly (and, in any event, no later than Five (5) Business Days after receipt) paid over to Seller.

      (c) Subject to SECTION 2.2 hereof with respect to certain administrative fees received prior to the Closing, Seller shall be entitled to retain all cash received by the Company at any time prior to the Closing. Immediately prior to the Closing, Seller shall have caused the Company to pay or distribute to Seller all such cash not theretofore paid or distributed by the Company to Seller. In connection therewith, Seller shall cause the Company to transfer to Seller all of the Company's right, title and interest in and to the bank accounts set forth on SCHEDULE 3.33 hereto

      5.6.  INTERCOMPANY LIABILITIES AND CONTRACTS.

      (a) COMPANY INTERCOMPANY LIABILITIES. Seller, on behalf of itself and all of its Affiliates (including, without limitation, Parent, each of the HMO Subsidiaries and each preferred provider organization Subsidiary), hereby releases, acquits and discharges the Company and the Company's successors, assigns, legal representatives, agents, employees, attorneys, officers, directors, and shareholders (collectively, the "COMPANY RELEASES"), and forever waives and relinquishes any and all Liabilities, claims, counterclaims, rights, setoffs, suits, Damages, demands, obligations, warranties, covenants, debts, duties, sums of money, accounts, bonds, bills, contracts, controversies, agreements, promises, judgments, executions, actions, shareholder claims, and cause(s) of action of every nature, character and description, known and unknown, vested or contingent, that they have or may have against the Company and/or any or all of the Company RELEASES through the Closing Date, other than those arising under this Agreement, the Related Agreements, the Sublease, the other Documents executed on the Closing Date in connection with this Agreement or, to the extent relating to services to be provided after the Closing Date, the PML Agreements (the "COMPANY INTERCOMPANY LIABILITIES"). In addition to the representations and warranties of Seller set forth in SECTION 3 of this Agreement, Seller hereby represents and warrants to Purchaser that Seller has been granted the necessary authority from each of such Affiliates to release the Company from the Company Intercompany Liabilities pursuant to this SECTION 5.6(A), and that such release is being made with the full knowledge and consent of such Affiliates.

      (b) SELLER INTERCOMPANY LIABILITIES. The Company hereby releases, acquits and discharges Seller and all of Seller's Affiliates (including, without limitation, Parent, each of the HMO Subsidiaries and each preferred provider organization Subsidiary) and their respective successors, Subsidiaries, Affiliates, assigns, legal representatives, agents, employees, servants, attorneys, officers, directors, and shareholders (collectively, the "SELLER RELEASES"), and forever waives and relinquishes any and all Liabilities, claims, counterclaims, rights, setoffs, suits, Damages, demands, obligations, warranties, covenants, debts, duties, sums of money, accounts, bonds, bills, contracts, controversies, agreements, promises, judgments, executions, actions, shareholder claims, and cause(s) of action of every nature, character and description, known and unknown, vested or contingent, that the Company has or may have against Seller and/or any or all of the Seller RELEASES through the Closing Date, other than those arising under this Agreement, the Related Agreements, the Sublease, the other Documents executed on the Closing Date in connection with this Agreement or, to the extent relating to services to be provided after the Closing Date, the PML Agreements (the "SELLER INTERCOMPANY LIABILITIES").

      (c) INTERCOMPANY CONTRACTS. Upon the Closing, the Intercompany Contracts shall be deemed canceled and of no further force and effect without any further action by any party hereto or thereto. In addition to the representations and warranties of Seller set forth in SECTION 3 of this Agreement, Seller hereby represents and warrants to Purchaser that Seller has been granted the necessary authority from each party to the Intercompany Contracts to cancel such Intercompany Contracts pursuant to this SECTION 5.6(C), and that such cancellation is being made with the full knowledge and consent of such parties.

      5.7.  INTENTIONALLY OMITTED.

      5.8.  FURTHER ASSURANCES,

      From and after the Closing, each of Purchaser and Seller agrees to take all actions (including, in the case of the Purchaser, causing the Company to take any necessary action) as the other party may reasonably request in order to effectuate the intent and purposes, and to carry out the terms of, this Agreement, including, without limitation, making all necessary filings and submissions with all applicable Governmental Bodies and other Persons and taking all actions reasonably necessary to effectuate the Receivables Assignment and the Liabilities Assignment.

      5.9.  ACCESS.

      Following the Closing, Purchaser will provide, and will cause the Company to provide, reasonable access to Seller and its Affiliates and designees (subject to applicable restrictions imposed by law), during normal business hours and upon reasonable notice, to such books, records and other data (i) relating to the operations of the Company through the Closing Date and (ii) relating to the Ownership and Revenue Threshold and Seller's rights to designate nominees to be appointed to Purchaser's Board of Directors. During such period, Seller, its counsel and accountants shall be permitted to make copies of such books, records and other data at Seller's expense.

      5.10. TAX MATTERS AGREEMENT.

      At Closing, Purchaser and Seller shall enter into the Tax Matters Agreement in the form of EXHIBIT F attached hereto (the "TAX MATTERS AGREEMENT").

      5.11. EXECUTIVE SERVICES.

      At the Closing, Seller and the Company shall enter into the Executive Services Agreement in the form of EXHIBIT G attached hereto (the "EXECUTIVE SERVICES AGREEMENT") pursuant to which Seller will provide to the Company the services of Bruno Littleton on the terms and subject to the conditions set forth therein.

      5.12. INSURANCE.

      At the Closing, Purchaser shall reimburse Seller for $14,250 of the premium of the tail policy with respect to managed care system liability insurance policy described on SCHEDULE 5.12 hereto. Purchaser and Seller shall take all actions reasonably necessary to maintain such policy in full force and effect following the Closing, and shall promptly provide each other with notice of any claims made under such policy.

      5.13. OTHER AGREEMENTS.

      At the Closing Seller and the Company shall enter into an Amendment to the Sublease in the form of EXHIBIT H attached hereto (the "SUBLEASE AMENDMENT"). Seller shall promptly seek the consent of its landlord under its master lease to Seller's having entered into the Sublease. If the landlord does not grant such consent, Purchaser and Seller shall, in good faith, attempt to negotiate alternative arrangements pursuant to which the Company is able permissibly to continue to occupy the Company Office Space on the same terms as set forth in the Sublease. If Purchaser and Seller are unable to effectuate such arrangements, Seller shall indemnify and hold Purchaser harmless from party actual out-of-pocket costs or expenses incurred by the Company in the event the Company is forced to vacate the Company Office Space.

6.    INTENTIONALLY OMITTED

7.    THE CLOSING

      7.1.  THE CLOSING,

      The parties acknowledge that the execution and delivery and the consummation of the closing (the "CLOSING") of this Agreement are to occur simultaneously at 10:00 a.m., local time, on September 26, 1997 (the "CLOSING DATE"), at the offices of Hogan & Hanson L.L.P., 6903 Rockledge Drive, Suite 720, Bethesda, Maryland 20817.

      7.2.  DELIVERIES BY SELLER TO PURCHASER.

      At the Closing, Seller shall deliver to Purchaser the following:

      (a) a certificate representing the Company Shares, duly endorsed in blank or with duly executed stock powers attached thereto;

      (b) a certificate of Seller, executed by an authorized officer of Seller on behalf of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, to the effect that (i) all representations and warranties of Seller in this Agreement are true and correct as of the Closing Date, (ii) Seller has performed and complied in all material respects with all agreements and obligations required to be performed and complied with by Seller at or prior to Closing contained in this Agreement, (iii) there has not been any Company Material Adverse Effect since December 31, 1996 and (iv) no action or proceeding by or before any Governmental Body or Federal or state court of competent jurisdiction has been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or result in a Company Material Adverse Effect, other than an action or proceeding instituted or threatened by Purchaser or any of its Affiliates;

      (c) evidence satisfactory to Purchaser in its reasonable discretion that all material consents, approvals, waivers and authorizations required to be obtained, and all material filings or notices required to be made, prior to consummation of the transactions contemplated by this Agreement, in each case as set forth on SCHEDULE 7.2(C) hereto, have been obtained from and made with all required Governmental Bodies and Persons and are in full force and effect;

      (d) certified copies of (i) the resolutions of the Board of Directors of each of Seller, the Company and the Affiliated Parties, in full force and effect on the Closing Date, authorizing the execution, delivery and performance of this Agreement and each other agreement required pursuant to this Agreement to be delivered by Seller, the Company or any of the Affiliated Parties, respectively (provided, that with respect to the Company, such resolutions shall relate only to the Liabilities Assignment and the Receivables Assignment), (ii) the articles of incorporation of the Company, together with all amendments thereto, certified by the Secretary of State of Iowa as of a date not more than thirty (30) days prior to the Closing and certified by the Secretary of the Company as in effect on the Closing Date, and (iii) the bylaws of the Company, together with all amendments thereto, certified by the Secretary of the Company as in effect on the Closing Date;

      (e) an opinion letter or letters dated the Closing Date from in-house counsel to Seller, the Company and the Affiliated Parties covering those matters set forth in EXHIBIT J attached hereto;

      (f) the Service Agreement, executed and delivered by Seller and the Affiliated Parties thereto;

      (g)   the Tax Matters Agreement, executed and delivered by Seller;

      (h) the Executive Services Agreement, executed and delivered by Seller;

      (i) the Registration Rights Agreement, executed and delivered by Seller;

      (j)   the  Liabilities   Assignment  and  the  Receivables   Assignment,
executed and delivered by Seller and the Company;

      (k) certificates of incumbency and specimen signatures of the signatory officers of the Seller, the Company and the Affiliated Parties;

      (l)   the Sublease Amendment executed and delivered by Seller;

      (m)   intentionally omitted;

      (n) good standing certificates with respect to the Company as of a date not more than sixty (60) days prior to the Closing Date issued by the Secretary of State of Iowa and of the comparable official of each other state in which the Company is qualified to do business;

      (o)   resignations of all of the officers and directors of the Company;

      (p) the corporate minute books, stock transfer records and corporate seal of the Company;

      (q) evidence satisfactory to Purchaser in its reasonable discretion that Seller has caused the Company and its employees to cease participation in the Seller Plans and Other Arrangements as of the Closing; and
###
      (r)   such other documents as Purchaser may reasonably request.

      7.3   DELIVERIES BY PURCHASER TO SELLER.

      At the Closing, the Purchaser shall deliver the following:

      (a) a wire transfer to an account designated by Seller in writing prior to the Closing Dare in the amount of the Cask Purchase Price, minus -the aggregate amount of the accumulated vacation leave of New Employees through the Closing Date as set forth on SCHEDULE 8.2 hereto;

      (b) a stock certificate or certificates representing the Purchaser Common Stock to be delivered to Seller pursuant to SECTION 2.2(A) registered in the name of Seller;

      (c) a certificate of Purchaser, executed by the chief executive officer of Purchaser on behalf of Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Seller, to the effect that (i) all representations and warranties of Purchaser in this Agreement are true and correct as of the Closing Date, (ii) Purchaser has performed and complied in all material respects with all agreements and obligations required to be performed and complied with by Purchaser at or prior to Closing contained in this Agreement, (iii) there has not been a Purchaser Material Adverse Effect since December 31, 1996 and (iv) no action or proceeding by or before any Governmental Body or Federal or state court of competent jurisdiction has been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which would restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by Seller, Parent, or the Company or any of their respective Affiliates;

      (d)   the Tax Matters Agreement, executed and delivered by Purchaser;

      (e) the Executive Services Agreement, executed and delivered by the Company;

      (f) the Registration Rights Agreement, executed and delivered by Purchaser;

      (g) the Stockholder Amendment, executed and delivered by Purchaser and each of the other parties thereto;

      (h)   the Sublease Amendment executed and delivered by the Company;

      (i) certified copies of (i) the resolutions of the Board of Directors of Purchaser and the Company, in full force and effect on the Closing Date, authorizing the execution, delivery and performance of this Agreement and each other agreement required pursuant to this Agreement to be delivered by Purchaser or the Company, respectively (provided, that with respect to the Company, such resolutions shall relate only to the Service Agreement), (ii) the certificate of incorporation of Purchaser, together with all amendments thereto, certified by the Secretary of State of Delaware as of a date not more than twenty (20) days prior to the Closing and certified by the Secretary of Purchaser as in effect on the Closing Date, and (iii) the bylaws of Purchaser, together with all amendments thereto, certified by the Secretary of Purchaser as in effect on the Closing Date;

      (j) evidence satisfactory to Seller in its reasonable discretion that all material consents, approvals, waivers and authorizations required to be obtained, and all material filings or notices required to be made, prior to consummation of the transactions contemplated by this Agreement, in each case as set forth on SCHEDULE 7.3(J) hereto, have been obtained from and made with all required Governmental Bodies and Persons and are in full force and effect;

      (k) an opinion letter dated the Closing Date from counsel to Purchaser and the Company covering those matters set forth in EXHIBIT K attached hereto;

      (l)   certificates   of  incumbency  and  specimen   signatures  of  the
signatory officers of Purchaser and the Company;

      (m) a good standing certificate with respect to Purchaser as of a date not more than sixty (60) days prior to the Closing Date issued by the Secretary of State of Delaware;

      (n) the Service Agreement, executed and delivered by Purchaser and the Company; and

      (o)   such other documents as Seller may reasonably request.

8.    EMPLOYEES AND EMPLOYEE BENEFIT MATTERS

      8.1   EMPLOYMENT OF NEW EMPLOYEES.

      Purchaser has offered continued employment on substantially the same terms and conditions (including, without limitation, substantially the same title, duties, locations, compensation and benefits) to the employees of the Company employed by the Company immediately prior to the Closing listed in Attachment 1 to SCHEDULE 3.6 hereto and such employees have accepted such offers of continued employment (the "NEW EMPLOYEES"). Purchaser and Seller shall cooperate with each other in connection with actions to be taken with respect to the New Employees.

      8.2   ESTABLISHMENT OF EMPLOYEE BENEFIT PLANS.

      Subject to the other provisions of this SECTION 8, Purchaser shall cover New Employees in Purchaser's existing employee benefit plans in accordance with the terms and conditions thereof. Seller agrees that on and after the Closing, except as set forth on SCHEDULE 8.2 hereto, Purchaser and its Affiliates shall assume no Liability and neither the Company, the Purchaser nor any of their respective Affiliates shall have any Liability with respect to (i) any Seller Plan or Other Arrangement or (ii) pensions, salaries, employee benefits, salary continuation, severance and post-retirement medical benefits to former employees of the Company who have retired or terminated employment on or prior to the Closing or who otherwise do not become New Employees ("EMPLOYEE CLAIMS"). Except as set forth on SCHEDULE 8.2 hereto, effective as of the Closing Date, the active participation of all New Employees and their beneficiaries in the Seller Plans or Other Arrangements will terminate and no further benefits shall accrue under the Seller Plans with respect to any New Employees or any beneficiary thereof. Seller shall take, and shall cause the Company and each of its other Affiliates to take, all such actions as may be necessary or appropriate to cause the Company to cease its participation and that of its employees in the Seller Plans or Other Arrangements immediately prior to the Closing. Purchaser agrees that neither Seller or any of its Affiliates assumes any Liability and neither Seller nor any of its Affiliates shall have any Liability, with respect to any New Employees, except for any such Liabilities that are Pre-Closing Retained Liabilities or as otherwise expressly set forth in this Agreement or the Tax Matters Agreement.

      8.3   REQUIRED DOCUMENTATION.

      In connection with the implementation of SECTIONS 8.1 through 8.2 hereof, Seller, the Company and Purchaser shall cooperate in the preparation and filing of all documentation required to be filed with the Internal Revenue Service, the United States Department of Labor and any other Governmental Body.

      8.4   RESERVATIONS OF RIGHTS TO PURCHASER.

      (a) Nothing herein expressed or implied shall confer upon any Person (including any New Employee or any other past or present employees of the Company) other than Seller, the Company or Purchaser any rights or remedies of any nature or kind whatsoever, including any right to employment by Purchaser, the Company or any Affiliate thereof for any period or under any particular terms and conditions or any third party beneficiary rights hereunder.

      (b) Nothing herein shall prevent Purchaser at any time on and after the Effective Date from terminating, reassigning, promoting or demoting individual personnel or changing adversely or favorably the titles, powers, duties, responsibilities, functions, locations, salaries, other compensation, or terms and conditions of employment of any New Employees or any other individual officers and employees of the Company or Purchaser.

      (c) Nothing herein shall restrict in any way the right of Purchaser or the Company after the Closing Date to establish, amend or terminate any employee benefit plan, arrangement, program, practice, policy or procedure. Purchaser and the Company shall be free at all times to modify, add or eliminate any employee benefit plan, arrangement. program, policy or procedure.

9.    INDEMNIFICATION

      9.1.  INDEMNIFICATION

      (a) Subject to SECTIONS 9.1(B), 9.1(C), 9.2 AND 11.1, Seller, on the one hand, and Purchaser, on the other, (each, as applicable, an "INDEMNITOR") shall indemnify and hold the other, its Affiliates, and the officers, directors, employees, agents, successors and assigns of the other and its Affiliates (each such Person being referred to as an "INDEMNITEE") harmless for any and all Damages actually suffered or incurred by them (including, without limitation, any action brought or otherwise initiated by any of them) (hereinafter "CLAIMS"), arising out of or resulting from or in connection with the following:

      (i) any misrepresentation or breach of any representation or warranty made by an Indemnitor in, or any certificate delivered by an Indemnitor on the Closing Date pursuant to, this Agreement, so long as the Claims relating thereto are asserted prior to the termination of the survival period for the representations and warranties set forth in Section 11.1; and

      (ii) any breach, noncompliance or non-fulfillment of any covenant or agreement by an Indemnitor in this Agreement (including, without limitation, those relating to Employee Claims, Company Intercompany Liabilities, Pre-Closing Retained Liabilities, Intercompany Contracts, Seller Intercompany Liabilities and New Employees).

      (b) Notwithstanding anything to the contrary contained herein, no payment with respect to any Claim or Claims of an Indemnitee arising out of or resulting from or in connection with SECTION 9(A)(1) above ("LIMITED CLAIMS") shall be made to the extent the Limited Claim or Limited Claims of such Indemnitee do not exceed, singly or in the aggregate, $130,000; provided, HOWEVER, that the foregoing limitation shall not apply to any Claim or Claims relating to any misrepresentation or breach of any representation or warranty set forth in SECTIONS 3.11 3.13 OR 3.18 hereto. In the event any Limited Claim or Limited Claims of an Indemnitee, singly or in the aggregate, exceed $130,000, then the indemnification provided for in this SECTION 9 shall apply only to the extent such Limited Claims exceed the $130,000 threshold provided for above.

      (c) The Indemnitor's liability under SECTION 9(A)(I) shall be limited to two million dollars ($2,000,000); PROVIDED, HOWEVER, that the foregoing limitation shall not apply to any Claim or Claims relating to any misrepresentation or breach of any representation or warranty set forth in SECTIONS 3.11, 3.13 AND 318 hereto, The Indemnitor's liability under SECTION 9(A)(II) shall be limited to $10,895,462. Notwithstanding anything to the contrary set forth in this

Agreement, in no event shall an Indemnitor's liability under this Agreement be subject to any limitation with respect to any Claim resulting from fraud or any breach committed in bad faith.

      (d) Purchaser and Seller acknowledge and agree that (i) except as expressly set forth in this Agreement or in any certificate delivered on the Closing Date pursuant hereto, neither Purchaser nor Seller has made any representation or warranty, whether express or implied, of any kind or character in connection with the transactions contemplated hereby, and (ii) neither Purchaser nor Seller shall have recourse to the other of them for breach of any representation, warranty, covenant or agreement under this Agreement or any such certificate, except as expressly set forth in this Agreement, and each of Purchaser and Seller hereby waive any and all other rights arid remedies it would otherwise have against the other of them in respect of any such breach.

      9.2.  GENERAL INDEMNIFICATION PROCEDURES.

      (a) The Indemnitee shall give prompt notice to the Indemnitor stating the amount of the Claim, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises In the event of any claim, litigation, investigation or proceeding asserted or threatened against the Indemnitee by any third party which is reasonably likely to give rise to a Claim against the Indemnitor hereunder, the Indemnitee shall give prompt notice to the Indemnitor within thirty (30) days after receipt by the Indemnitee of notice of such Claim, stating the nature and basis of such claim, litigation, investigation or proceeding and the amount thereof, in reasonable detail, to the extent then known by the Indemnitee. A Claim not involving a third party may be asserted by the Indemnitee by notice to the Indemnitor. Failure of the Indemnitee to provide any such notice to the Indemnitor shall not relive the Indemnitor of its obligations except to the extent (if any) that the Indemnitor shall have been prejudiced thereby.

      (b) The Indemnitee shall keep the Indemnitor fully informed as to the status of each such claim, litigation, investigation or proceeding and, unless the Indemnitor exercises the right of control set forth in the following sentence, shall use all reasonable efforts to defend such claim, litigation, investigation or proceeding with its own legal counsel and present and pursue any defense reasonably suggested by the Indemnitor or its counsel, The Indemnitor shall have the right to participate in such third party claim or litigation by counsel and accountants, at its own expense, and, upon notice to the Indemnitor, to assume and control, at its own expense, the defense or prosecution thereof, as the case may be, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld or delayed), unless (i) the assumption or control of such defense or prosecution by the Indemnitee has been authorized in writing by the Indemnitor, (ii) the Indemnitee has reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnitor (in which case the Indemnitor will not have the right to direct, assume or control only such separate defenses) or (iii) the Indemnitor has not in fact employed counsel to assume the defense or prosecution of such action within a reasonable time after receiving notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel will be paid by the Indemnitor, and the Indemnitee shall assume and control the defense or prosecution of such action or portion thereof, as the case may be, and the Indemnitor shall reimburse or pay such fees and expenses as they are incurred. If the Indemnitor assumes such defense or prosecution, it shall have no liability for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, litigation, investigation or proceeding (other than the reasonable out-of-pocket costs and attorneys' fees of investigation and cooperation with the Indemnitor that may be requested by the Indemnitor in such defense or prosecution) but the Indemnitor shall thereafter indemnify and hold the Indemnitee and its Affiliates harmless from and against all other Damages with respect to such claim, litigation, investigation or proceeding in accordance with and to the extent provided by the terms of this Agreement. Notwithstanding the foregoing, the Indemnitee shall not make, or offer to make, any settlement of any claim, litigation, investigation or proceeding which might give rise to a right of indemnification from the Indemnitor without the consent of such Indemnitor, which consent shall not be unreasonably withheld or delayed; PROVIDED THAT the Indemnitee may do so without such consent if it elects to waive its right of indemnification with respect to such settlement in connection with such claim, litigation, investigation or proceeding or the Indemnitor refuses to acknowledge liability for indemnification under this Agreement and/or declines to defend the Indemnitee in such claim, litigation or proceeding, in each case after notice and a reasonable opportunity to evaluate the claim.

10.   INTENTIONALLY OMITTED

11.   MISCELLANEOUS PROVISIONS

      11.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

      The representations and warranties contained in this Agreement shall survive for a period of twenty (20) months following the Closing, provided, however, that the representations and warranties set forth in SECTION 3.29 shall survive for a period of three (3) years following the Closing, the representations and warranties sat forth in SECTIONS 3.13 AND 3.18 shall survive until the expiration of any statute of limitations period relating to such matters following the Closing, and the representations and warranties set forth in SECTIONS 3.1, 3.4, 3.5, 3.7, 4.1, 4.4 AND 4.8 shall survive and remain in full force and effect indefinitely. Neither the period of survival nor the liability of any party hereto with respect to its representations and warranties shall be reduced by any investigation made at any time by or on behalf of the other party hereto. If written notice of a specific Claim has been given prior to the expiration of the applicable survival period of the representations and warranties that are the subject of such Claim by the party for whose benefit such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive for the purpose of such Claim, until such Claim has been finally resolved.

      11.2. ENTIRE AGREEMENT; AMENDMENTS.

      This Agreement, and all other Documents to be executed and delivered on the Closing Date in connection herewith, constitutes a complete statement of all of the agreements among the parties as of the date hereof with respect to the transactions contemplated hereby, supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between them with respect thereto (including that certain Letter of Intent between Purchaser and Seller dated as of May 2, 1997 (the "LETTER OF Intent")) and cannot be changed or terminated orally. The parties hereto have not relied on any statements, representations, warranties or covenants, whether oral or written, other than those set forth in this Agreement and the agreements and documents required to be delivered on the Closing Date pursuant hereto.

      11.3. SCHEDULES AND ADDENDA.

      The Schedules and the Addenda to this Agreement shall be construed with and as integral parts of this Agreement to the same extent as if they were set forth verbatim herein; PROVIDED, HOWEVER, that in the event of any conflict between any such Schedule or Addendum and this Agreement, this Agreement shall control.

      11.4. HEADINGS; CERTAIN RULES OF CONSTRUCTION.

      The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. The terms "herein," "hereof," "hereunder" and any similar terms used in this Agreement refer to this Agreement as a whole and not to any particular Section or other provision hereof. The terms "including" or "include" shall mean "including, without limitation," or "include, without limitation," as the case may be. In the case of each reference to the "knowledge" of a party, "knowledge" will be deemed to be present when the matter in question was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any officer or responsible employee or director of the party; PROVIDED, HOWEVER, that notwithstanding the foregoing, with respect to matters relating to the Company, the phrase "knowledge of Seller" shall mean the actual knowledge of Seller's President, Senior Vice President - Mergers and Acquisitions, Senior Vice President - Planning and Development, Vice President - Marketing and Sales and Vice President and Counsel (collectively the "SELLER'S OFFICERS") in each case after discussions with the Company's Chief Operating Officer, Senior Vice President - Mergers and Acquisitions, Senior Vice President
- Planning and Development, Vice President - Marketing and Sales, Vice President and Counsel, Director-Clinical Operations, Vice President Medical Affairs and Corporate Controller concerning the matters set forth in this Agreement (or if such discussions have not occurred, to the knowledge such Seller's Officers would have had if such discussions had occurred).

      11.5. NOTICES.

      All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered by hand or certified mail, return receipt requested, postage prepaid, (b) when transmitted by telecopier if confirmed by certified mail, return receipt requested, or (c) when received if sent by overnight courier, to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify from time to time by notice hereunder):

      (i)   If to Seller:

            Principal Health Care, Inc
            6705 Rockledge Drive
            Bethesda, MD 20817
            Attn.: Corporate Counsel
            Telephone: 301-581-0600
            Telecopier: 301-493-0743

      (ii)  If to Purchaser:

            American Psych Systems, Inc
            One Democracy Plaza
            6701 Democracy Blvd., Suite 555
            Bethesda, MD 20817
            Attn.: Kenneth A. Kessler, M.D.
            Telephone:  301-5304222
            Telecopier: 301-530-0426
            with a copy (which shall not constitute notice) to:

            Hogan & Hartson L.L.P.
            555 Thirteenth Street, N,W.
            Washington, D.C. 20004
            Attn.: Michael C. Williams
            Telephone:  202-637-5600
            Telecopier: 202-637-5910

      11.6. NO WAIVER.

      No delay or failure on the part of either party hereto in exercising any right, power or privilege under this Agreement or under any other Documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against either party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

      11.7. SUCCESSORS; ASSIGNMENT.

      This Agreement shall inure to the benefit of, and be binding upon, Seller and Purchaser and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld), and any attempted assignment without such consent shall be null and void:
PROVIDED, HOWEVER, that (i) Purchaser may assign its rights under this Agreement to the Canyon Investors pursuant to the Purchase Agreement Assignment previously delivered to Seller by Purchaser and (ii) Seller may assign all of its rights and obligations under this Agreement to any Affiliate of Seller that has a net worth (determined in accordance with GAAP based upon the most recently prepared financial statements of such Affiliate) of at least $100,000,000 immediately before giving effect to such assignment, in which case Seller shall be released from all liabilities and obligations under this Agreement, and such Affiliate shall succeed to all of Seller's rights under this Agreement, subject to all such liabilities and obligations.

      11.8. NO THIRD-PARTY BENEFICIARIES.

      Nothing in this Agreement is intended to, or shall be construed to, confer upon any Person not a party hereto any rights or benefits hereunder.

      11.9. INTENTIONALLY OMITTED.

      11.10. ANNOUNCEMENTS.

      No news release or other public disclosure of the matters covered by this Agreement shall be made by or on behalf of either party hereto without the express written consent of the other party hereto, which consent shall not be unreasonably withheld. Purchaser and Seller shall consult with one another in advance concerning the form and substance of any press release or other public disclosure of the matters covered by this Agreement and shall make a diligent effort to prohibit shareholders, members, directors, officers, partners, employees or advisors from granting press interviews or engaging in similar actions that would result in public disclosure of such matters. Notwithstanding anything to the contrary contained herein, either party may make any disclosure to which the parties agree in writing or which such party deems necessary or advisable in order to fulfill such party's disclosure obligations required by applicable law or regulations. The party making such announcement shall give written notice of such disclosure to the other party promptly after such disclosure.

      11.11. COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

      11.12. SEVERABILITY.

      If any term or provision of this Agreement or the application thereof to a party hereto or set of circumstances shall, in any jurisdiction and to any extent, be finally held to be invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and puts the parties in a position as nearly comparable as possible to the position they would have been in but for such finding of invalidity or unenforceability, while remaining valid and enforceable.

      11.13. GOVERNING LAW.

      The interpretation and construction of this Agreement and all amendments hereof and waivers and consents hereunder shall, to the extent the particular subject matter is controlled by state law, be governed by and be construed in accordance with the substantive law of the State of Delaware, without regard to the conflict of laws principles thereof.

      11.14. CONFIDENTIALITY.

      (a) Subject to SECTION 11.14(B) hereof, each of the parties hereto shall, and shall cause their respective Affiliates (and their respective directors, officers, members, partners, shareholders, employees and representatives) to, keep confidential and not disclose to any Person (other than, with appropriate undertakings or obligations of confidentiality, their respective directors, officers, members, partners, shareholders, employees, attorneys, accountants and other advisers with a reasonable need to know such information) all Confidential Information relating to the ether party and its Affiliates obtained by it or them from the other party or its Affiliates in preparation for, or in connection with, this Agreement or the transactions contemplated hereby, and use such information only in connection with this Agreement and such transactions.

      (b) The obligations imposed by SECTION 11.14(A) hereof shall not apply, or shall cease to apply, to any Confidential Information when, and to the extent that, (i) such Confidential Information (A) was known to the recipient or its Affiliates prior to the receipt of the Confidential Information from the discloser thereof; (B) was, or becomes through no breach of the recipient's obligations hereunder, known to the public; (C) becomes known to the recipient or its Affiliates from sources other than the discloser or its Affiliates under circumstances not involving any breach of any confidentiality obligation between such source and the discloser or its Affiliates; (D) is independently developed by the recipient or its Affiliates; (E) is required to be disclosed by law or applicable legal process, or is necessary or advisable to be disclosed in order to comply with any applicable statute or governmental rule, regulation, order, directive or policy, any financial or accounting requirement, or any governmental requests for additional information or documents thereunder; (F) is necessary to be disclosed by Purchaser to lenders and other financing sources and their representatives and Affiliates as a means to facilitate financing related to the transactions contemplated hereby or in connection with other transactions engaged in by Purchaser, provided that such individuals have agreed to retain such information in confidence; or (G) involves disclosure by Purchaser of the terms of the transactions contemplated hereby to persons in response to specific inquiries, provided such disclosure is consistent with information disclosed under SECTION 11.10 hereof; or (ii) the party to this Agreement to which such Confidential Information relates expressly consents thereto in writing. In addition, the obligations imposed on Purchaser by SECTION 11.14(A) shall cease to apply to Confidential Information related to the Company after the Closing. Nothing contained herein shall be deemed to affect any party's obligations under the Service Agreement as to the confidentiality of information.

      (c) In connection with its ownership of the Company, Seller, Parent and their respective Affiliates have obtained Confidential Information relating to the business, operations, properties, assets, products, condition (financial and otherwise), liabilities, employee relations, customer, supplier, distributor and franchise relations and prospects of the Company. Following the Closing of the transactions contemplated hereby, Seller, Parent and their respective Affiliates shall treat such information as confidential, preserve the confidentiality thereof, not duplicate or use such information and instruct their respective board members, officers and employees who have had access to such information to keep confidential and not to use any such information


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

unless such information (i) is now or is hereafter disclosed, through no act or omission of Seller, Parent and their respective Affiliates, in a manner making it available to the general public or (ii) is required to be disclosed by law or applicable legal process, or is necessary or advisable to be disclosed in order to comply with any applicable statute or governmental rule, regulation, order, directive or policy, any financial or accounting requirement or any governmental requests for additional information or documents thereunder.

      11.15. SPECIFIC PERFORMANCE.

      Purchaser and Seller agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Purchaser and Seller accordingly agree that both parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions oft this Agreement in any court of the United States of America or of any state or other political subdivision thereof.

      11.16. OTHER DEFINITIONAL PROVISIONS.

      References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in ADDENDUM I hereto or this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Any reference herein to any agreement, document or instrument, including, without limitation, this Agreement, and any Schedules, Exhibits or Addenda hereto, unless expressly noted otherwise, shall be a reference to each such agreement, document or instrument as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted hereunder.

      11.17. EXPENSES.

      Except as otherwise expressly provided herein, each party shall bear its own expenses (including those of its accountants, advisers or other agents or representatives) incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement. or caused this Agreement to be duly executed and delivered on their behalf, as of the date first above written.



                                    AMERICAN PSYCH SYSTEMS, INC.



                                    By: /s/ Kenneth A. Kessler
                                        --------------------------------
                                    By: Scott Taylor, power of attorney
                                        --------------------------------
                                        Name: Kenneth A. Kessler, MD
                                        Title: President



                                    PRINCIPAL HEALTH CARE, INC.



                                    By: /s/ Kenneth J. Linde
                                        --------------------------------
                                        Name: Kenneth J. Linde
                                        Title: President and CEO



                                    By: /s/ Robert J. Mrizek
                                        --------------------------------
                                        Name: Robert J. Mrizek
                                        Title: Vice President & General Counsel



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